EXHIBIT 10.13


              AGREEMENT AND PLAN OF REORGANIZATION




                              among


                  FOURTH FINANCIAL CORPORATION,




               FIRST DODGE CITY BANCSHARES, INC.,
         FIRST NATIONAL BANCSHARES OF DODGE CITY, INC.,
                     METRO BANCSHARES, INC.,
                   METRO BANK OF BROKEN ARROW,
       FIRST NATIONAL BANK AND TRUST COMPANY IN DODGE CITY


                               and


                       THE STOCKHOLDERS OF
                FIRST DODGE CITY BANCSHARES, INC.








                  Dated as of February 2, 1994


                        TABLE OF CONTENTS



                                                        Page No.
                                                        --------

ARTICLE I.     Definitions . . . . . . . . . . . . . . . . . .  2
  Section 1.1  Definitions . . . . . . . . . . . . . . . . . .  2
  Section 1.2  Accounting Terms. . . . . . . . . . . . . . . .  9
  Section 1.3  Use of Defined Terms. . . . . . . . . . . . . .  9

ARTICLE II.    Plan of Reorganization. . . . . . . . . . . . .  9
  Section 2.1  Tax-Free Reorganizations. . . . . . . . . . . .  9
  Section 2.2  Agreements of Fourth. . . . . . . . . . . . . . 10
  Section 2.3  Agreements of First Dodge, FNB, MBI, the Banks,
               and the Stockholders. . . . . . . . . . . . . . 12
  Section 2.4  The Mergers . . . . . . . . . . . . . . . . . . 17
  Section 2.5  Conversion and Exchange of Shares . . . . . . . 19
  Section 2.6  Advance Preparations for Bank Mergers . . . . . 22

ARTICLE III.   Representations and Warranties. . . . . . . . . 22
  Section 3.1  Representation and Warranties of First Dodge,
               FNB, MBI, the Banks, and the Stockholders . . . 22
  Section 3.2  Representations and Warranties of
               Fourth. . . . . . . . . . . . . . . . . . . . . 34

ARTICLE IV.    Securities Laws Matters . . . . . . . . . . . . 37
  Section 4.1  Registration Statement and Proxy
               Statement . . . . . . . . . . . . . . . . . . . 37
  Section 4.2  State Securities Laws . . . . . . . . . . . . . 38
  Section 4.3  Affiliates. . . . . . . . . . . . . . . . . . . 38

ARTICLE V.     Closing Conditions. . . . . . . . . . . . . . . 39
  Section 5.1  Conditions to Obligations of Fourth,
               BANK IV Kansas, and BANK IV Oklahoma. . . . . . 39
  Section 5.2  Conditions to Obligations of First Dodge,
               FNB, MBI, the Banks, and the Stockholders . . . 41

ARTICLE VI.    Effective Time. . . . . . . . . . . . . . . . . 42

ARTICLE VII.   Termination of Agreement. . . . . . . . . . . . 43
  Section 7.1  Mutual Consent; Absence of Stockholder
               Approval; Termination Date. . . . . . . . . . . 43
  Section 7.2  Election by Fourth. . . . . . . . . . . . . . . 43
  Section 7.3  Election by First Dodge . . . . . . . . . . . . 44

ARTICLE VIII.Indemnification . . . . . . . . . . . . . . . . . 44
  Section 8.1  Effect of Closing . . . . . . . . . . . . . . . 44
  Section 8.2  General Indemnification . . . . . . . . . . . . 45
  Section 8.3  Procedure . . . . . . . . . . . . . . . . . . . 45
  Section 8.4  Survival of Representations and
               Warranties. . . . . . . . . . . . . . . . . . . 46
  Section 8.5  Several Liability of Stockholders . . . . . . . 46
  Section 8.6  Indemnification Payments. . . . . . . . . . . . 47

ARTICLE IX.    Miscellaneous . . . . . . . . . . . . . . . . . 47
  Section 9.1  Expenses. . . . . . . . . . . . . . . . . . . . 47
  Section 9.2  Affiliates' Agreements. . . . . . . . . . . . . 47
  Section 9.3  Notices . . . . . . . . . . . . . . . . . . . . 47
  Section 9.4  Stockholders' Agreements. . . . . . . . . . . . 47
  Section 9.5  Power of Attorney . . . . . . . . . . . . . . . 48
  Section 9.6  Time. . . . . . . . . . . . . . . . . . . . . . 49
  Section 9.7  Law Governing . . . . . . . . . . . . . . . . . 49
  Section 9.8  Entire Agreement; Amendment . . . . . . . . . . 49
  Section 9.9  Successors and Assigns. . . . . . . . . . . . . 49
  Section 9.10 Cover, Table of Contents, and
               Headings. . . . . . . . . . . . . . . . . . . . 49
  Section 9.11 Counterparts. . . . . . . . . . . . . . . . . . 49



                            EXHIBITS


Exhibit "A"  . . . . .   Form of BANK IV Kansas Merger Agreement

Exhibit "B"  . . . . .   Form of BANK IV Oklahoma Merger
                         Agreement

Exhibit "C"  . . . . .   Form of Fourth Merger
                         Agreement

Exhibit "D"  . . . . .   Form of Mangan, Dalton, Trenkle, Rebein
                         & Doll, Chartered legal opinion

Exhibit "E"  . . . . .   Form of Consulting and Marketing
                         Agreement


Exhibit "F"  . . . . .   Form of Foulston & Siefkin legal
                         opinion

Exhibit "G"  . . . . .   Form of Affiliate's Agreement


              AGREEMENT AND PLAN OF REORGANIZATION




          AGREEMENT AND PLAN OF REORGANIZATION, dated as of February 2, 1994, among FOURTH FINANCIAL CORPORATION, a Kansas corporation ("Fourth"); FIRST DODGE CITY BANCSHARES, INC., a Kansas corporation ("First Dodge"); FIRST NATIONAL BANCSHARES OF DODGE CITY, INC., a Kansas corporation ("FNB"); METRO BANCSHARES, INC., an Oklahoma corporation ("MBI"); FIRST NATIONAL BANK AND TRUST COMPANY IN DODGE CITY, a national banking association ("First National"); METRO BANK OF BROKEN ARROW, an Oklahoma banking corporation ("Metro Bank"); and the stockholders of First Dodge ("Stockholders").


          W I T N E S S E T H: That,
          -------------------

          WHEREAS, Fourth is a bank holding company engaged in the business of owning and operating banks located in the States of Kansas and Oklahoma; and


          WHEREAS, Fourth desires to acquire all, and not less than all, of the assets of First Dodge and MBI and all of the issued and outstanding capital stock of all classes of First Dodge's and MBI's direct and indirect subsidiaries, subject to and pursuant to the terms of this Agreement; and


          WHEREAS, each party hereto believes that the proposed acquisition by Fourth of First Dodge, MBI, and their subsidiaries pursuant to the terms and conditions of this Agreement would be desirable and in their respective best interests and those of their respective stockholders;


          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:



                            ARTICLE I

                           DEFINITIONS


          1.1. Definitions. The following terms as used in this Agreement shall have the following meanings unless the context otherwise requires:


          "Affiliate" has the same meaning as in Rules 145 and 405 adopted under the Securities Act by the SEC, as the same may be amended from time to time.


          "This Agreement" refers to this Agreement and Plan of Reorganization and all amendments hereto.


          "BANK IV Kansas" means BANK IV Kansas, National
Association, a national banking association.


          "BANK IV Kansas Merger" means the merger of First
National into BANK IV Kansas pursuant to the BANK IV Kansas Merger
Agreement.


          "BANK IV Kansas Merger Agreement" means the Agreement to Merge, substantially in the form of Exhibit "A" hereto, pursuant to which the BANK IV Kansas Merger will be effected.


          "BANK IV Oklahoma" means BANK IV Oklahoma, National
Association, a national banking association.


          "BANK IV Oklahoma Merger" means the merger of Metro Bank into BANK IV Oklahoma pursuant to the BANK IV Oklahoma Merger
Agreement.


          "BANK IV Oklahoma Merger Agreement" means the Agreement to Merge, substantially in the form of Exhibit "B" hereto, pursuant to which the BANK IV Oklahoma Merger will be effected.


          "Bank Holding Company Act" means the federal Bank Holding Company Act of 1956, as amended (12 U.S.C. Section 1841 et seq.), or any successor federal statute, and the rules and regulations of the Board promulgated thereunder, all as the same may be in effect at the time.


          "Bank Mergers" refers collectively to the BANK IV Kansas Merger and the BANK IV Oklahoma Merger.


          "Bank Merger Agreements" refers collectively to the BANK IV Kansas Merger Agreement and the BANK IV Oklahoma Merger
Agreement.


          "Banks" refers collectively to First National and Metro
Bank and "Bank" refers to either one of them.


          "Best Efforts" does not include those actions which are not commercially reasonable under the circumstances.


          "Board" means the Board of Governors of the Federal
Reserve System or any successor governmental entity which may be granted powers currently exercised by the Board of Governors.


          "Closing" means the consummation of the Mergers as provided in this Agreement.


          "Closing Price" means the closing price of Fourth Stock on the trading day two trading days prior to the Effective Time as reported in the Southwest Edition of The Wall Street Journal.


          "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, all as the same may be in effect at the time.


          "Comptroller" means the United States Comptroller of the Currency or any successor governmental agency which may be granted powers currently exercised by the Comptroller of the Currency.


          "Corporations" refers collectively to First Dodge, FNB,
MBI, the Banks, and their respective Subsidiaries.


          "Disclosure Statement" means the Disclosure Statement prepared by First Dodge, FNB, MBI, the Banks, and the Stockholders and delivered by them to Fourth prior to the execution and delivery of this Agreement by Fourth.


          "Effective Time" means the date and time on which the Mergers are effective as more fully defined in this Agreement.


          "Environmental, Health, and Safety Liabilities" means any loss, cost, expense, claim, demand, liability, or obligation of whatever kind or otherwise, based upon any Environmental, Health, and Safety Law relating to:

                 (i) any environmental, health, or safety matter or conditions, including, but not limited to, on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products;

                 (ii) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands, and response, remedial or inspection costs and expenses arising under any Environmental, Health, and Safety Law;

                 (iii) financial responsibility under any
          Environmental Law for cleanup costs or corrective actions, including for any removal, remedial or other response actions, and for any natural resource damage;
          and

                 (iv) any other compliance, corrective, or remedial action required under any Environmental, Health, and Safety Law.


          "Environmental, Health, and Safety Law" means any provision of past or present Law relating to any environmental, health, or safety matters or conditions, Hazardous Materials, pollution, or protection of the environment, including, but not limited to, on-site and off-site contamination, occupational safety and health, and regulation of chemical substances or products, emissions, discharges, release, or threatened release of contaminants, chemicals or industrial, toxic, radioactive, or Hazardous Materials or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, toxic, radioactive, or hazardous substances or wastes.


          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, all as the same may be in effect at the time.


          "Federal Deposit Insurance Act" means the Federal Deposit Insurance Act, as amended, and the rules and regulations promulgated thereunder, all as the same may be in effect at the time.


          "FDIC" means the Federal Deposit Insurance Corporation or any successor agency.


          "Financial Statements" refers to all of the financial statements described in clause g of Section 3.1 of this Agreement and clause i of Section 2.3 of this Agreement.


          "First Dodge" means First Dodge City Bancshares, Inc., a Kansas corporation and a party to this Agreement.


          "First Dodge Stock" means the common stock, par value
$1.00 per share, of First Dodge.


          "First National" means First National Bank and Trust
Company in Dodge City, a national banking association and a party to this Agreement.


          "First National Stock" means the common stock of First
National, par value $100 per share.


          "FNB" means First National Bancshares of Dodge City,
Inc., a Kansas corporation and a party to this Agreement.


          "FNB Common Stock" means the common stock of FNB, par value $1.00 per share.


          "FNB Preferred Stock" means the preferred stock of FNB, par value $1.00 per share.


          "Fourth" means Fourth Financial Corporation, a Kansas corporation and a party to this Agreement.


          "Fourth Merger" means the merger of First Dodge, MBI, and FNB into Fourth pursuant to the Fourth Merger Agreement.


          "Fourth Merger Agreement" means the Agreement of Merger, substantially in the form of Exhibit "C" hereto, pursuant to which the Fourth Merger will be effected.


          "Fourth Stock" means the common stock of Fourth, par value $5 per share.


          "GAAP" means generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their successors which are applicable in the circumstances in question; and the requisite that such principles be applied on a consistent basis means that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.


          "Hazardous Materials" means and includes: (i) any hazardous substance or toxic material (excluding any lawful product for use in the ordinary course of such Bank's business which contains such substance or material), pollutant, contaminant, toxic material, or hazardous waste as defined in any federal, state, or local environmental Law; (ii) waste oil and petroleum products; and
(iii) any asbestos, asbestos containing material, urea formaldehyde or material which contains it.


          "Law" or "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States of America, any state or commonwealth, or any subdivision thereof, or of any court or governmental department, agency, commission, board, bureau, or other instrumentality.


          "Litigation" means any proceeding, claim, lawsuit, and/or investigation being conducted or, to the best of the knowledge of the person or corporation making the representation, threatened before any court or other tribunal, including, but not limited to, proceedings, claims, lawsuits, and/or investigations, under or pursuant to any occupational safety and health, banking, antitrust, securities, tax, or other Laws, or under or pursuant to any contract, agreement, or other instrument.


          "MBI" means Metro Bancshares, Inc., an Oklahoma corporation and a party to this Agreement.


          "MBI Common Stock" means the common stock of MBI, par value $.10 per share.


          "MBI Preferred Stock" means the preferred stock of MBI, par value $1.00 per share.


          "Merger Agreements" collectively refers to the three merger agreements provided for in this Agreement pursuant to which all of the three Mergers will be accomplished.


          "Mergers" collectively refers to all three of the mergers provided for in this Agreement.


          "Metro Bank" means Metro Bank of Broken Arrow, an
Oklahoma banking corporation and a party to this Agreement.


          "Metro Stock" means the common stock of Metro Bank, par value $2.50 per share.


          "Occupied Properties" means the parcels of real property owned or leased by a Bank on which such Bank conducts or has conducted operations, all of which are described in Schedule H to the Disclosure Statement under the caption "Bank Occupied
Properties".


          "Permitted Contract" means a contract or agreement, written or oral, between a Bank, on the one hand, and a person other than a customer of such Bank or another financial institution, on the other hand, which (i) was entered into in the ordinary course of business, (ii) may be terminated by Fourth or BANK IV Kansas or BANK IV Oklahoma, as the case may be, after the Effective Time on no more than 30 days prior notice, (iii) provides for a payment of no more than $5,000 in any calendar month by such Bank, and (iv) provides for no payment upon termination in excess of $5,000.


          "Permitted Encumbrances" mean with respect to any asset:

                 (a)  liens for taxes not past due;

                 (b)  mechanics' and materialmen's liens for
          services or materials for which payment is not past due;
          and

                 (c)  minor defects, encumbrances, and
          irregularities in title which do not, in the aggregate, materially diminish the value of a property or materially impair the use of a property for the purposes for which it is or may reasonably be expected to be held.


          "Proxy Statement" means the joint proxy statement to be used in connection with the special stockholders' meetings of First Dodge, First National, and MBI to be called for the purpose of considering and voting upon the Mergers.


          "Registration Statement" means the registration statement on Form S-4 to be filed by Fourth with the SEC pursuant to the Securities Act in connection with the registration of the shares of Fourth Stock to be issued in connection with the Fourth Merger and the BANK IV Kansas Merger.


          "Required Approvals" means the approval, consent, or non-objection, as the case may be, of the Board, the Comptroller, and all other governmental or self-governing agencies, boards, departments, and bodies whose approval, consent, or non-action is required in order to consummate the Mergers, and each of them, and the retention of all of the Banks' Subsidiaries in substantially their present form, which approvals, consents, and non-objections shall have become final and nonappealable without any appeal or other form of review having been initiated and as to which all required waiting periods shall have expired.


          "SEC" means the United States Securities and Exchange
Commission or any other governmental entity which may be granted powers currently being exercised by the Securities and Exchange
Commission.


          "Securities Act" means the federal Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.


          "Stockholders" refers collectively to the three persons executing this Agreement as "Stockholders", and "Stockholder" refers to any one of them.


          "Subsidiary" means any corporation fifty percent or more of the common stock or other form of equity of which shall be owned, directly or indirectly, by another corporation.


          1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in the preparation of the financial statements submitted pursuant to this Agreement, and all financial statements submitted pursuant to this Agreement shall be prepared in all material respects in accordance with such principles.


          1.3. Use of Defined Terms. All terms defined in this Agreement shall have the defined meanings when used in the Merger Agreements, or any other agreement, document, or certificate made or delivered pursuant to this Agreement, unless the context otherwise requires.



                           ARTICLE II

                     PLAN OF REORGANIZATION


          2.1. Tax-Free Reorganizations. It is the intention of the parties that the Mergers contemplated by this Agreement and the

Merger Agreements shall qualify as tax-free reorganizations under
Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code.


          2.2.   Agreements of Fourth.


                 a. Fourth shall cause BANK IV Kansas and BANK IV Oklahoma to execute and deliver the Bank Merger Agreement to which it is a party. Fourth has approved and adopted this Agreement and the Fourth Merger Agreement in accordance with the applicable Laws of the United States of America and the State of Kansas. Fourth, as sole shareholder of BANK IV Kansas, shall vote all of the stock of BANK IV Kansas in favor of the BANK IV Kansas Merger Agreement and, together with its wholly owned subsidiary, shall vote or cause to be voted all of the stock of BANK IV Oklahoma in favor of the approval and adoption of the Bank IV Oklahoma Merger Agreement. Subject to the terms and conditions contained in this Agreement, upon receipt of all of the Required Approvals, Fourth shall cause BANK IV Kansas and BANK IV Oklahoma to perform the Bank Merger Agreements.


                 b. Fourth shall cause all necessary action to be taken to authorize the issuance of the number of shares of Fourth Stock to be issued in the Fourth Merger and the BANK IV Kansas Merger.


                 c.   Prior to the Effective Time, Fourth,
          separately and with the other parties hereto, shall use, and cause BANK IV Kansas and BANK IV Oklahoma to use, their Best Efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain all of the Required Approvals, and shall do any and all acts and things reasonably deemed by Fourth or the Corporations to be necessary or appropriate in order to cause the Mergers to be consummated on the terms provided herein and in the Merger Agreements as promptly as practicable.


                 d.   On or prior to the Effective Time, as
          appropriate for the transactions contemplated hereby, Fourth, BANK IV Kansas, and BANK IV Oklahoma shall execute and deliver the Merger Agreements and the other closing documents provided for in this Agreement, shall take all such other actions as are required or desirable to effect the Mergers, and shall utilize their Best Efforts to cause all of the conditions described in
          Section 5.2 of this Agreement to occur and be continuing, and to consummate all of the other transactions contemplated hereby.


                 e. Prior to the Effective Time, Fourth shall, to the extent permitted by Law and outstanding confidentiality agreements, give First Dodge and its counsel and accountants full access, during normal business hours and upon reasonable notice, to its respective properties, books, and records, and shall furnish First Dodge during such period with all such information concerning its affairs as First Dodge may reasonably request. The availability or actual delivery of information about Fourth to First Dodge shall not affect the covenants, representations, and warranties of Fourth contained in this Agreement; provided, that First Dodge shall promptly disclose to Fourth any apparent breaches of such covenants, representations, or warranties discovered by it prior to the Effective Time. Except for information disclosed in the Registration Statement or as otherwise required to be disclosed in the course of obtaining governmental approvals, First Dodge shall treat as confidential all such information in the same manner as First Dodge treats similar confidential information of its own and, if this Agreement is terminated, First Dodge shall continue to treat all such information obtained in such investigation and not otherwise known to First Dodge from a source not known to First Dodge to be under a confidential relationship with Fourth, or already in the public domain, as confidential and shall return such documents theretofore delivered by Fourth to First Dodge as Fourth shall request.


                 f.   On or before the Effective Time, BANK IV
          Kansas shall replace and refinance First Dodge's existing credit facilities with Commerce Bank, N.A. on terms no less favorable to First Dodge than those currently provided by Commerce Bank.


                 g. On or before the Effective Time, Thomas P. Shirley and John V. Harding may each purchase from First Dodge the policies of life insurance on their respective lives for a cash purchase price equal to the then current cash surrender value of the policy or policies being purchased.


                 h. Fourth shall provide directors' and officers' liability insurance coverage for the directors and officers of the Corporations substantially similar to that currently in effect, or continue such insurance, for a period of two years from the Effective Time.


          2.3. Agreements of First Dodge, FNB, MBI, the Banks, and the Stockholders.


                 a. Prior to the consummation of the Mergers, none of the Corporations shall, except with the prior written consent of Fourth or as otherwise provided in this Agreement or the Merger Agreements:

                      (1)   Amend its articles of association,
                 articles of incorporation, bylaws, or other charter documents, or make any change in its authorized, issued, or outstanding capital stock, grant any stock options or right to acquire shares of any class of its capital stock or any security convertible into any class of capital stock, purchase, redeem, retire, or otherwise acquire any shares of any class of its capital stock or any security convertible into any class of its capital stock, or agree to do any of the foregoing;

                      (2)   Declare, set aside, or pay any
                 dividend or other distribution in respect of any class of its capital stock, except that First Dodge, MBI, and First National shall each pay cash dividends in an aggregate per share amount equal to the product of (a) the cash dividends paid on a share of Fourth Stock to Fourth stockholders of record between November 15, 1993 and the Effective Time multiplied by (b) the number of shares of Fourth Stock to be issued per share of common stock of First Dodge, MBI, and First National, respectively, in the Fourth Merger and BANK IV Kansas Merger;

                      (3)   Adopt, enter into, or amend materially
                 any employment contract or any bonus, stock option, profit sharing, pension, retirement, incentive, or similar employee benefit program or arrangement or grant any salary or wage increase except (a) normal individual increases in compensation to employees in accordance with established employee procedures of the Corporations; and (b) the Fourth Financial Corporation Acquisition Severance Schedule previously furnished to First Dodge;

                      (4)   Incur any indebtedness for borrowed
                 money (except for federal funds, repurchase agreements entered into in the ordinary and usual course of business, deposits received by a Bank, endorsement, for collection or deposit, of negotiable instruments received in the ordinary and usual course of business, and issuance of letters of credit by a Bank in the ordinary and usual course of business), assume, guarantee, endorse, or otherwise as an accommodation become liable or responsible for obligations of any other individual, firm, or corporation;

                      (5)   Pay or incur any obligation or
                 liability, absolute or contingent, other than liabilities incurred in the ordinary and usual course of business of the Corporations;

                      (6)   Except for transactions in the
                 ordinary and usual course of business of the Banks or for Permitted Encumbrances, mortgage, pledge, or subject to lien or other encumbrance any of its properties or assets;

                      (7)   Except for transactions in the
                 ordinary and usual course of business of the Banks (including, without limitation, sales of assets acquired by a Bank in the course of collecting loans) sell or transfer any of its properties or assets or cancel, release, or assign any indebtedness owed to it or any claims held by it;

                      (8)   Make any investment of a capital
                 nature in excess of $25,000 for any one item or group of similar items either by the purchase of stock or securities (not including bonds purchased in the ordinary and usual course of business by the Banks), contributions to capital, property transfers, or otherwise, or by the purchase of any property or assets of any other individual, firm, or corporation;

                      (9)   Enter into any other agreement not in
                 the ordinary and usual course of business;

                      (10)  Merge or consolidate with any other
                 corporation, acquire any stock (except in a fiduciary capacity), solicit any offers for any class of its capital stock or a substantial portion of the assets of any of the Corporations or, except in the ordinary course of business, acquire any assets of any other person, corporation, or other business organization, or enter into any discussions with any person concerning, or agree to do, any of the foregoing; or

                      (11)  Enter into any transaction or take any
                 action which would, if effected prior to the Effective Time, constitute a breach of any of the representations, warranties, or covenants contained in this Agreement.


                 b. Prior to the Effective Time, each of the Corporations shall conduct its respective business in the ordinary and usual course as heretofore conducted, including maintaining its current policies and procedures regarding the review, approval, and collection of loans, and, each of the Corporations shall use its best efforts
          (1) to preserve its business and business organization intact, (2) to keep available to Fourth, BANK IV Kansas, and BANK IV Oklahoma the services of its present officers and employees, (3) to preserve the good will of customers and others having business relations with it, (4) to maintain its properties in customary repair, working order, and condition (reasonable wear and tear excepted),
          (5) to comply with all Laws applicable to it and the conduct of its business, (6) to keep in force at not less than their present limits all existing policies of insurance, (7) to make no material changes in the customary terms and conditions upon which it does business, (8) to duly and timely file all reports, tax returns, and other documents required to be filed with federal, state, local, and other authorities, and (9) unless it is contesting the same in good faith and has established reasonable reserves therefor, to pay when required to be paid all taxes indicated by tax returns so filed or otherwise lawfully levied or assessed upon it or any of its properties and to withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which it believes in good faith to be required by law to be so withheld or collected.


                 c. Prior to the Effective Time, the Corporations shall, to the extent permitted by Law, give Fourth and its counsel and accountants full access, during normal business hours and upon reasonable notice, to their respective properties, books, and records, and shall furnish Fourth during such period with all such information concerning their affairs as Fourth may reasonably request. The availability or actual delivery of information about the Corporations to Fourth shall not affect the covenants, representations, and warranties of the Corporations and the Stockholders contained in this Agreement or the Merger Agreements except as provided in
          Section 8.1 hereof; provided, that Fourth shall promptly disclose to First Dodge and the Stockholders any apparent breaches of such covenants, representations, or warranties discovered by it prior to the Effective Time. Except for confidential information disclosed in the Registration Statement or as otherwise required to be disclosed in the course of obtaining governmental approvals, Fourth shall treat as confidential all confidential information in the same manner as Fourth treats similar confidential information of its own and, if this Agreement is terminated, Fourth shall continue to treat all such information obtained in such investigation and not otherwise known to Fourth from a source not known to Fourth to be under a confidential relationship with the Corporations, or already in the public domain, as confidential and shall return such documents theretofore delivered by the Corporations to Fourth as the Corporations shall request.


                 d. First Dodge, MBI, FNB, and the Banks shall each cause this Agreement and the Merger Agreements to be submitted promptly to their respective stockholders for approval, adoption, ratification, and confirmation at meetings to be called and held in accordance with the applicable Law and their respective articles of incorporation or association and bylaws. The respective boards of directors of First Dodge, FNB, MBI, and the Banks shall at all times prior to the Effective Time, recommend that the Merger Agreements be approved, ratified, and confirmed, and as of the date hereof, by authorizing the execution of this Agreement, the boards of directors of First Dodge, FNB, MBI, and the Banks do hereby recommend such approval, adoption, ratification, and confirmation.


                 e. First Dodge, FNB, MBI, and the Banks shall separately and jointly with each other and with Fourth, BANK IV Kansas, and BANK IV Oklahoma, each use its Best Efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain all of the Required Approvals, and shall do any and all acts and things reasonably deemed by Fourth or the Corporations to be necessary or appropriate in order to cause the Mergers to be consummated on the terms provided herein and in the Merger Agreements as promptly as practicable.


                 f.   On or prior to the Effective Time, as
          appropriate for the transactions contemplated hereby, First Dodge, FNB, MBI, and the Banks shall each execute and deliver the Merger Agreements and the other closing documents provided for in this Agreement, shall take all such other actions required or desirable in order to effect the Mergers, and shall utilize their best efforts to cause all of the conditions described in Section 5.1 of this Agreement to occur and be continuing, and to consummate all of the other transactions contemplated hereby.


                 g. On or prior to the Effective Time, First Dodge shall exert its Best Efforts to cause First National to enter into a contract with John V. Harding substantially in the form of Exhibit "E" hereto.


                 h. The Corporations shall cooperate with Fourth in Fourth's efforts to obtain current title evidence or insurance, environmental assessment reports, and surveys on such of the Corporations' real estate as Fourth may desire.


                 i.   First Dodge shall engage an independent
          auditing firm to audit the 1993 consolidated financial statements of First Dodge and shall deliver a copy of same to Fourth upon its completion but no later than February 10, 1994.


                 j. From the date hereof through the Effective Time, Metro Bank and First National shall give Robert W. Peterson, Assistant Vice President, BANK IV Kansas (or such other person as may be designated by Fourth in writing) at least one business day advance oral notice of all proposed securities purchases or sales involving an aggregate price of $250,000 or more.


          2.4.   The Mergers.


                 a. At the Effective Time, the BANK IV Kansas Merger, the BANK IV Oklahoma Merger, and the Fourth Merger shall occur simultaneously pursuant to the Merger Agreements. The BANK IV Kansas Merger Agreement, the BANK IV Oklahoma Merger Agreement, and the Fourth Merger Agreement shall be substantially in the form of Exhibits "A", "B", and "C" to this Agreement, respectively, with such immaterial changes thereto as may be required or desirable in order to obtain the required governmental approvals and with all blanks properly completed.


                 b. As the result of the BANK IV Kansas Merger, the separate existence of First National shall cease and BANK IV Kansas, as the surviving association, shall continue its corporate existence under the laws of the United States; the existing articles of association of BANK IV Kansas and the bylaws of BANK IV Kansas shall be the articles of association and bylaws of the merged bank; the directors and officers of BANK IV Kansas immediately preceding the BANK IV Kansas Merger shall be the directors and officers of the merged bank; BANK IV Kansas shall possess all the rights, privileges, powers, and franchises of First National; all property, real, personal, and mixed, belonging to First National shall be vested in and belong to BANK IV Kansas; and all rights of creditors and depositors of First National shall continue unimpaired.


                 c. As the result of the BANK IV Oklahoma Merger, the separate existence of Metro Bank shall cease and BANK IV Oklahoma, as the surviving association, shall continue its corporate existence under the laws of the United States; the existing articles of association of BANK IV Oklahoma and the bylaws of BANK IV Oklahoma shall be the articles of association and bylaws of the merged bank; the directors and officers of BANK IV Oklahoma immediately preceding the BANK IV Oklahoma Merger shall be the directors and officers of the merged bank; BANK IV Oklahoma shall possess all the rights, privileges, powers, and franchises of Metro Bank; all property, real, personal, and mixed, belonging to Metro Bank shall be vested in and belong to BANK IV Oklahoma; and all rights of creditors and depositors of Metro Bank shall continue unimpaired.


                 d.   As the result of the Fourth Merger, the
          separate existence of First Dodge, FNB, and MBI shall cease, and Fourth, as the surviving corporation, shall continue its corporate existence under the laws of the State of Kansas; the articles of incorporation and the bylaws of Fourth in effect at the Effective Time shall be the articles of incorporation and bylaws of the surviving corporation until further amended as provided by Law; the directors and officers of Fourth immediately preceding the Fourth Merger shall be the directors and officers of the surviving corporation; Fourth shall possess all the rights, privileges, powers, and franchises of a public as well as of a private nature of First Dodge, MBI, and FNB; all property, real, personal, and mixed, belonging to First Dodge, FNB, and MBI shall be vested in and belong to Fourth; and all rights of creditors of First Dodge, MBI, and FNB shall continue unimpaired.


                 e. From time to time as and when requested by Fourth, BANK IV Kansas, or BANK IV Oklahoma, their respective successors or assigns, the officers and directors of the Banks, First Dodge, FNB, and MBI last in office shall execute and deliver such deeds and other instruments and shall take or cause to be taken such other actions as shall be necessary or desirable to vest or perfect in or to confirm of record or otherwise BANK IV Kansas's, BANK IV Oklahoma's, or Fourth's title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of the Banks, First Dodge, FNB, MBI, or any of them, and otherwise to carry out the purposes of this Agreement; provided, that no such officer or director shall thereby incur any expense or liability.



          2.5.   Conversion and Exchange of Shares.


                 a. Fourth Merger. The manner of converting or exchanging the shares of capital stock of First Dodge, FNB, and MBI outstanding at the Effective Time shall be as follows:

                      (1)   The Fourth Merger shall effect no
                 change in any of the then issued and outstanding shares of Fourth Stock and none of Fourth's then issued and outstanding shares of Fourth Stock shall be converted or exchanged as the result of the Fourth Merger.

                      (2)   At the Effective Time, upon
                 consummation of the Fourth Merger, each issued and outstanding share of First Dodge Stock and each issued and outstanding share of MBI Common Stock not owned by First Dodge shall cease to be an issued and existing share, and each such share shall automatically be converted into and exchanged for a number of shares of Fourth Stock as is set forth in the following table:

                                        No. of Shares
                 Class of Stock         of Fourth Stock
                 --------------         ---------------
                 First Dodge Stock      112.42
                 MBI Common Stock         0.30

                      (3)   No separate amounts are being paid
                 with respect to the FNB Common Stock or MBI
                 Preferred Stock (all of which is owned by First Dodge) or the MBI Common Stock owned by First Dodge as their respective values are fully reflected in the number of shares of Fourth Stock being issued with respect to First Dodge Stock in the Fourth Merger.


                 b. Bank Mergers. The manner of converting or exchanging the shares of capital stock of the Banks into capital stock of BANK IV Kansas or BANK IV Oklahoma, par value $5 per share, shall be as follows:

                      (1)   At the Effective Time, upon
                 consummation of the Bank Mergers each issued and outstanding share of First National Stock shall cease to be an issued and existing share, and each such share not owned of record by FNB shall automatically be converted into and exchanged for the right to receive 95.92 shares of Fourth Stock.

                      (2)   No separate payment will be made with
                 respect to First National Stock owned by FNB or to Metro Bank Stock, all of which is owned by MBI, as their values are fully reflected in the number of shares of Fourth Stock being issued with respect to First Dodge Stock and MBI Stock in the Fourth Merger.

                      (3)  The 6,000 shares of First National
                 Stock issued and outstanding at the Effective Time (consisting of 733 shares to be issued to replace the shares being cancelled pursuant to clause (l) above and the 5,267 shares then owned of record by FNB) shall automatically be and become an aggregate of 120,000 shares of capital stock of BANK IV Kansas, par value $5 per share, all of which shall be issued to and owned by Fourth.

                      (4)   The 305,000 shares of Metro Stock
                 issued and outstanding at the Effective Time, shall automatically be and become an aggregate of 152,500 shares of capital stock of BANK IV Oklahoma, par value $5 per share, all of which shall be issued to and owned by Fourth.


                 c.   Adjustment for Changes in Fourth's
          Capitalization. In the event that between the date of this Agreement and the Effective Time Fourth shall take any action to subdivide its outstanding shares of common stock into a greater number of shares, or to combine its outstanding shares of common stock into a smaller number of shares, or to declare a stock dividend on its outstanding common stock, or to effect a reclassification of its common stock, then the number and kind of shares of Fourth Stock which the stockholders of First Dodge, First National, and MBI shall be entitled to receive in the Mergers shall be adjusted equitably to prevent dilution or enlargement of the proportionate common stock interests in Fourth to be received by them.


                 d. Stock Certificates. After the Effective Time and until surrendered for exchange, each outstanding stock certificate which prior to the Effective Time represented First Dodge Stock, MBI Common Stock not owned by First Dodge, or First National Stock not owned of record by FNB, shall be deemed for all corporate purposes to represent the right to receive the number of shares of Fourth Stock into which the shares of stock have been so converted; provided, that in any matters relating to the shares represented by such stock certificates, Fourth, BANK IV Kansas, and BANK IV Oklahoma may rely exclusively upon the record of stockholders maintained by First Dodge, MBI, or First National containing the names and addresses of all stockholders of record at the Effective Time. Unless and until such outstanding stock certificates formerly representing such shares are so surrendered, no dividend payable to holders of Fourth Stock, as of any date on or subsequent to the Effective Time, shall be paid to the holder of such outstanding certificates in respect thereof. Upon surrender of such outstanding certificates (or, in case of lost certificates, upon receipt of a surety bond or other form of indemnification which is satisfactory to Fourth), however, the former First Dodge, MBI, or First National stockholder shall receive a certificate evidencing the shares of Fourth Stock to which such stockholder is entitled plus the accrued dividends on such stock from the Effective Time, without interest.


                 e. Fractional Shares. No fractional shares of Fourth Stock will be issued. Instead, upon surrender of First Dodge, MBI, or First National stock certificates (or in the case of lost certificates, a surety bond or other form of indemnification which is satisfactory to Fourth), Fourth will pay, or cause to be paid, to the holder thereof the value of the fractional interest to which the holder thereof would otherwise be entitled, based upon the Closing Price.


                 f.   Exchange Procedure.  Promptly after the
          Effective Time, Fourth will send a notice and transmittal form to each record holder of outstanding certificates that immediately prior to the Effective Time evidenced shares of First Dodge Stock, MBI Common Stock not owned of record by First Dodge, or First National Stock not owned of record by FNB, advising such stockholder of the effectiveness of the Mergers and the procedures for surrendering to Fourth such certificates in exchange for certificates representing the number of shares of Fourth Stock into which the shares of such capital stock represented by such certificates shall have been converted.


          2.6. Advance Preparations for Bank Mergers. The parties acknowledge that Fourth anticipates it will be desirable to take various actions immediately following the Effective Time to maximize the future profitability of BANK IV Kansas and BANK IV Oklahoma, and that, as future stockholders of Fourth, the First Dodge, MBI, FNB, and Bank stockholders will all benefit from such actions to the extent they are successful. Accordingly, First National and Metro Bank agree to cooperate with Fourth in making advance plans and preparations for post-closing operations, including, without limitation cooperation with employees of Fourth in planning for post-closing operations.



                           ARTICLE III

                 REPRESENTATIONS AND WARRANTIES


          3.1. Representations and Warranties of First Dodge, FNB, MBI, the Banks, and the Stockholders. Except as expressly disclosed in the Disclosure Statement, First Dodge, FNB, MBI, the Banks, and the Stockholders jointly and severally represent and warrant to Fourth as follows:


                 a. Organization, Good Standing, and Authority. Each of First Dodge, FNB, and MBI is a bank holding company duly registered pursuant to the Bank Holding Company Act. Each of the Corporations is a corporation or bank duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and each has all requisite corporate power and authority to conduct its business as it is now conducted, to own its properties and assets, and to lease properties used in its business. The only Subsidiaries of First National are First Ag Credit Corporation and Southwest, Inc., both of which are Kansas corporations. The only Subsidiary of FNB is First National which has the two Subsidiaries described above. Metro Bank has no Subsidiaries. The only Subsidiary of MBI is Metro Bank. The only Subsidiaries of First Dodge are FNB and its Subsidiaries and MBI and its Subsidiary. None of the Corporations is in violation of its charter documents or bylaws, or of any applicable Law in any material respect.

          The deposits of both of the Banks are insured by the Federal Deposit Insurance Corporation to the extent provided by the Federal Deposit Insurance Act and each of the Banks has paid all assessments and filed all reports required to be filed under the Federal Deposit Insurance Act.


                 b. Binding Obligations; Due Authorization. This Agreement constitutes, and the Merger Agreements will upon execution and delivery constitute, subject only to the approval and adoption thereof by the stockholders of First Dodge, FNB, MBI, and the Banks, valid and binding obligations of First Dodge, FNB, MBI, each of the Banks, and each Stockholder, enforceable against each of such parties in accordance with the respective terms of such documents, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws and equitable principles affecting creditors' rights generally. The execution, delivery, and performance of this Agreement, the Merger Agreements, and the transactions contemplated by all such agreements have been duly authorized by the respective boards of directors of First Dodge, FNB, MBI, and each Bank.


                 c. Absence of Default. None of the execution or the delivery of this Agreement and the Merger Agreements, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of the terms hereof or thereof, will (1) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under the charter documents or bylaws of any of the Corporations or under any agreement or instrument under which any of the Corporations or any of the Stockholders is obligated, or (2) violate any Law to which any of the Corporations or any of the Stockholders is subject.


                 d. Capitalization. First Dodge is authorized to issue 100,000 shares of First Dodge Stock, par value $1.00 per share, of which 5,254.5 shares are validly issued and outstanding. FNB is authorized to issue: (i) 100,000 shares of FNB Common Stock, par value $1.00 per share, of which 5,254.50 shares are validly issued and outstanding; and (ii) 1,500,000 shares of FNB Preferred Stock, par value $1.00 per share, none of which is issued and outstanding. MBI is authorized to issue: (i) 1,000,000 shares of MBI Common Stock, par value $.10 per share, of which 905,000 are validly issued, 904,795 shares are validly issued and outstanding, and 205 shares are held as treasury shares; and (ii) 3,000,000 shares of MBI Preferred Stock, par value $1.00 per share, of which 1,915,333 shares are validly issued and outstanding. Metro Bank is authorized to issue 340,000 shares of Metro Stock, par value $2.50 per share, of which 305,000 shares are validly issued and outstanding. First National is authorized to issue 6,000 shares of First National Stock, par value $100 per share, all of which are validly issued and outstanding. First Dodge owns all of the issued and outstanding FNB Common Stock and MBI Preferred Stock and 900,795 shares of MBI Common Stock, all of which are free and clear of all encumbrances, liens, security interests, and claims whatsoever except for the pledge of such shares to Commerce Bank, N.A. FNB owns 5,267 shares of First National Stock, free and clear of all encumbrances, liens, security interests, and claims whatsoever. MBI owns all of the issued and outstanding shares of Metro Stock, free and clear of all encumbrances, liens, security interests, and claims whatsoever.


                 e. Charter Documents. True and correct copies of the charter documents and bylaws of each of the Corporations, with all amendments thereto, are included in the Disclosure Statement as Exhibits "E-1" to "E-14."


                 f. Options, Warrants, and Other Rights. None of the Corporations has outstanding any options, warrants, or rights of any kind requiring it to sell or issue to anyone any capital stock of any class and none of the Corporations has agreed to issue, sell, or purchase any additional shares of any class of its capital stock.


                 g.   Financial Statements.  Included in the
          Disclosure Statement as Exhibits "G-1" through "G-4" are true and complete copies of the following financial statements, all of which have been prepared in accordance with GAAP and all applicable regulatory accounting principles consistently followed throughout the periods indicated and fairly present in all material respects the financial condition of the Corporations as of the dates and for the periods indicated, subject in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (which if presented would not differ materially from those included in the most recent year-end financial statements):

                      (1)   Audited Consolidated Financial
                 Statements of First National as of December 31, 1992 and 1991, and for the fiscal years then ended, with auditors' report thereon and notes thereto, which have been examined by Smoll, Banning & Neier, Chtd, independent certified public accountants;

                      (2)   Unaudited financial statements of each
                 of the Corporations, as of September 30, 1993 and 1992 and for the periods then ended;

                      (3)   Consolidated Reports of Condition and
                 Income as of March 31, June 30, September 30, and December 31, 1993, as filed by the Banks with the Comptroller and the FDIC; and

                      (4)   Annual Reports on Form FR Y-9 filed by
                 First Dodge, FNB, and MBI with the Board for the years ended December 31, 1992 and 1991.

                 As soon as practicable between the date hereof and the Effective Time, the Corporations will deliver to Fourth copies of monthly operating statements and monthly securities inventory reports of the Banks and of all reports filed by either of them with any regulatory agencies. The books of account of each of the Corporations and each of the Financial Statements fairly and correctly reflect and, when delivered, will reflect in all material respects in accordance with GAAP and all applicable rules and regulations of regulatory agencies applied on a consistent basis, the respective incomes, expenses, assets, and liabilities, absolute or contingent, of each of the Corporations (except for the absence in the monthly operating statements of the Banks of certain information and footnotes normally included in financial statements prepared in accordance with GAAP which in the aggregate would not be materially adverse). There have been no material adverse changes in the financial condition of any of the Corporations from December 31, 1992, other than changes made in the usual and ordinary conduct of the businesses of the Corporations, none of which has been or will be materially adverse and all of which have been or will be recorded in the books of account of the Corporations; and except as specifically permitted by this Agreement, there have been no material adverse changes in the respective businesses, assets, properties, or liabilities, absolute or contingent, of any of the Corporations, or in their respective condition, financial or otherwise, from the date of the most recent of the Financial Statements that has been delivered to Fourth on the date hereof other than (i) changes occurring in the usual and ordinary conduct of the business of the Corporations, none of which has been or will be materially adverse and all of which have been or will be recorded in the respective books of account of the Corporations, and (ii) resulting from action required or permitted by this Agreement to be taken by any of the Corporations. To the extent required by GAAP, all contingent liabilities of any of the Corporations, other than letters of credit and similar obligations of the Banks incurred in the ordinary course of business, are described in or reserved against in the Financial Statements listed above.


                 h. Properties. First Dodge, FNB, MBI, and First National's Subsidiaries do not own or lease any real property. Exhibit "H" to the Disclosure Statement is a complete list of all real estate owned or leased by either Bank. Each Bank has good and marketable title in fee simple to all of the real property shown on its book as being owned by it, free and clear of all liens, encumbrances, and charges, except for those exceptions described on Exhibit "H" to the Disclosure Statement and Permitted Encumbrances. All leases of real property to which a Bank is a party as lessee, a true and complete copy of each of which with all amendments thereto is included in Exhibit "H" to the Disclosure Statement, are valid and enforceable in accordance with their respective terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar Laws and equitable principles affecting creditors' rights generally, and there has been no material default by any party thereto. No zoning ordinance prohibits, interferes with, or materially impairs the usefulness of the Occupied Properties; and all the premises on the Occupied Properties or leased by a Bank are in good operating condition and repair, normal wear and tear excepted.


                 i. Personal Property. Either First National or Metro Bank has good and merchantable title to all of the machinery, equipment, materials, supplies, and other property of every kind, tangible or intangible, contained in its offices and other facilities or shown as assets in its records and books of account, free and clear of all liens, encumbrances, and charges except for leasehold improvements to leased premises and for personal property held under the leases described on Exhibit "I" to the Disclosure Statement. Exhibit "I" to the Disclosure Statement is a complete list of all leases of personal property to which either of the Banks is a party. All leases of personal property to which either of the Banks is a party as lessee, true and complete copies of each which with all amendments thereto are included in Exhibit "I" to the Disclosure Statement, are valid and enforceable in accordance with their terms, and there has been no material default by any party thereto. All of such personal property owned or leased by either of the Banks is in good operating condition, normal wear and tear excepted.


                 j. Taxes. The Corporations have all filed all tax returns and reports required to be filed with the United States Government and with all states and political subdivisions thereof where any such returns or reports are required to be filed and where the failure to file such return or report would subject any of the Corporations to any material liability or penalty. All taxes imposed by the United States, or by any foreign country, or by any state, municipality, subdivision, or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due and payable by any of the Corporations have been paid in full or adequately provided for by reserves shown in the records and books of account of the Corporations and in the Financial Statements. No extension of time for the assessment of deficiencies for any years is in effect. None of the Corporations has any knowledge of any unassessed tax deficiency proposed or threatened against any of them.


                 k. Contracts. Other than Permitted Contracts and agreements with customers of the Banks and with financial institutions entered into by the Banks in the ordinary course of their banking businesses, attached to the Disclosure Statement as Exhibit "K" is a list of all material contracts and other agreements and arrangements, both written and oral, to which any of the Corporations is a party, which affect or pertain to the operation of their respective businesses, and which involve future payments by any of the Corporations of $10,000 or more (the "Scheduled Agreements"). All parties to the Scheduled Agreements have in all material respects performed, and are in good standing with respect to, all the material obligations required to be performed under all such contracts and other agreements and arrangements, and no obligation with respect thereto is overdue. All of the agreements of the Corporations, including without limitation the agreements disclosed in writing pursuant to this clause k, are valid, binding, and enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws and equitable principles affecting creditors' rights generally. Except as otherwise noted in Exhibit "K" to the Disclosure Statement, no contract, lease, or other agreement or arrangement to which any of the Corporations is a party or as to which any of any of their assets is subject requires the consent of any third party in connection with this Agreement or any of the Mergers. The Corporations are not in default under any of the Scheduled Agreements; the Corporations are not aware of any default by any other party to any of the Scheduled Agreements or any claim by any other party that the Corporations are in default under any of the Scheduled Agreements. Except for Permitted Contracts and except as set forth in Exhibit "K" to the Disclosure Statement, none of the Corporations is a party to:

                      (1)   Any contract for the purchase or sale
                 of any materials, services, or supplies which contains any escalator, renegotiation, or redetermination clause or which commits it for a fixed term;

                      (2)   Any contract of employment with any
                 officer or employee not terminable at will without liability on account of such termination;

                      (3)   Any management or consultation
                 agreement not terminable at will without liability on account of such termination;

                      (4)   Any license, royalty, or union
                 agreement, or loan agreement in which a
                 Corporation is the borrower;

                      (5)   Any contract, accepted order, or
                 commitment for the purchase or sale of materials, services, or supplies having a total remaining contract price in excess of $10,000;

                      (6)   Any contract containing any
                 restrictions on any party thereto competing with any Corporation or any other person;

                      (7)   Any other agreement which materially
                 affects the business, properties, or assets of any of the Corporations, or which was entered into other than in the ordinary and usual course of business; or

                      (8)   Any letter of credit or commitment to
                 make any loan or group of loans to related parties in an amount in excess of $100,000.

          None of the Corporations' agreements described in this clause k other than loans made in the ordinary course is reasonably anticipated by any of the Corporations or any Stockholder to result in a material loss to any of the Corporations.


                 l. Labor Relations; Employees; ERISA. None of the Corporations is a party to or affected by any collective bargaining agreement or employment agreement, nor is any Corporation a party to any pending or threatened labor dispute, organizational efforts, or labor negotiations. Each of the Corporations has complied with all applicable Laws relating to the employment of labor, including, but not limited to, the provisions thereof relating to wages, hours, collective bargaining, payment of social security taxes, and equal employment opportunity, the violation of which would have a materially adverse impact on their respective businesses. None of the Corporations is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Except for First National's profit sharing plan (the "Profit Sharing Plan"), and Metro Bank's 401K Plan (the "401K Plan") true and complete copies of each of which together with all amendments thereto are attached as Exhibits L-1 and L-2, respectively, to the Disclosure Statement, none of the Corporations has any written or oral retirement, pension, profit sharing, stock option, bonus, or other employee benefit plan or practice other than group health, life, and accident insurance. The Profit Sharing Plan and the 401K Plan are both in material compliance with ERISA and the Code and each is a "qualified plan" within the meaning of Section 401(a) of the Code and each is the subject of a currently effective written determination of the Internal Revenue Service to such effect and to the further effect that the trust thereunder is a trust exempt from tax under Section 501 of the Code. The Corporations know of no facts or circumstances that could adversely affect the status of either such plan as such a plan or such trust as such a trust. All accrued contributions and other payments to be made by First National under the Profit Sharing Plan or by Metro Bank under the 401K Plan have been made or reserves adequate for such purposes have been set aside therefor. None of the Corporations has violated any of the provisions of ERISA, and none of them has engaged in any "prohibited transactions" as such term is defined in Section 406 of ERISA. Each of the Corporations has complied with all applicable notice requirements and has provided group health care continuation coverage under Section 4980B of the Code and/or any other applicable Laws. There is no employee of any of the Corporations whose employment is not terminable at will without severance pay or other penalty or compensation.


                 m.   Government Authorizations.  Each of the
          Corporations has all permits, charters, licenses, orders, and approvals of every federal, state, local, or foreign governmental or regulatory body required in order to permit it to carry on its business substantially as presently conducted. All such licenses, permits, charters, orders, and approvals are in full force and effect, and none of the Corporations knows of any threatened suspension or cancellation of any of them and none of the Corporations knows of any fact or circumstance that will interfere with or adversely affect the renewal of any of such licenses, permits, charters, orders, or approvals; and none of such permits, charters, licenses, orders, and approvals will be affected by the consummation of the transactions contemplated by this Agreement.


                 n. Insurance. Exhibit "N" to the Disclosure Statement is a complete list of all insurance policies presently in effect and in effect during the past three years. All the insurance policies and bonds currently maintained by any of the Corporations are in full force and effect.


                 o. Litigation. Exhibit "O" to the Disclosure Statement contains a true and complete list and brief description of all pending or, to the knowledge of any of the Corporations or Stockholders, threatened Litigation to which any of the Corporations is or would be a party or to which any of their assets is or would be subject. Except as described on Exhibit "O" to the Disclosure Statement, none of the Corporations is a party to any Litigation other than routine litigation commenced by a Bank to enforce obligations of borrowers in which no counterclaims for any material amounts of money have been asserted or, to the knowledge of any of the Corporations, threatened.


                 p.   Brokers or Finders.  No broker, agent,
          finder, consultant, or other party (other than legal, accounting, and financial advisors) has been retained by any of the Corporations or any Stockholder or is entitled to be paid based upon any agreements, arrangements, or understandings made by any of the Corporations or any Stockholder in connection with any of the transactions contemplated by this Agreement or the Merger Agreements.


                 q. SEC Filings To Be Accurate. The information pertaining to the Corporations and Stockholders which has been or will be furnished to Fourth by or on behalf of any of the Corporations or Stockholders for inclusion in the Registration Statement or the Proxy Statement, and the information pertaining to any of the Corporations or Stockholders which will appear in the Registration Statement or the Proxy Statement, in the form filed with the SEC, will not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Corporations and Stockholders shall promptly advise Fourth in writing if prior to the Effective Time any of them shall obtain knowledge of any fact that would make it necessary to amend the Registration Statement or the Proxy Statement, or to supplement the prospectus contained in the Registration Statement, in order to make the statements therein not misleading or to comply with applicable Law.


                 r. Stockholder Matters. Exhibit "R" to the Disclosure Statement accurately sets forth after the name of each Stockholder the number of shares of First Dodge Stock, MBI Common Stock, and First National Stock beneficially owned by such Stockholder, in each case free and clear of all liens, encumbrances, claims, and equities which would impair the right of the record owner to vote such shares in favor of the Fourth Merger or the BANK IV Kansas Merger, and the number of shares of Fourth Stock to be received in the Fourth Merger and the BANK IV Kansas Merger; provided, however, that no Stockholder makes any warranty as to the shares owned by any other Stockholder. None of the Corporations is a party and none of the Stockholders is a party to any agreement which in any way restricts the right of any stockholder of any of the Corporations to vote on this Agreement or the Merger Agreements or consummate the transactions contemplated therein. There is no plan or intention by the Stockholders, and to the best of the knowledge of First Dodge, FNB, MBI, Metro Bank or First National, there is no plan or intention on the part of the remaining stockholders of MBI or First National to sell, exchange, or otherwise dispose of a number of shares of Fourth Stock received in any of the Mergers that would reduce the First Dodge, MBI, and First National stockholders' ownership of Fourth Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the capital stock of all of such corporations outstanding immediately prior to the Effective Time. Solely for purposes of the preceding sentence, an amount of Fourth Stock equal to
          (i) the value of First Dodge Stock, First National Stock, and MBI Common Stock surrendered by persons exercising dissenters' rights, (ii) the value of stock surrendered for cash in lieu of fractional shares of Fourth Stock, and (iii) the value of shares of Fourth Stock held by stockholders prior to the Mergers and otherwise sold, redeemed, or disposed of prior or subsequent to the Effective Time, shall be deemed received by such stockholders in the Mergers and sold, exchanged, or disposed of immediately thereafter.


                 s. Environmental Compliance. Each of the Banks is in material compliance with all relevant Environmental, Health, and Safety Laws and none of the Corporations has any material Environmental, Health, and Safety Liabilities. Except as described in Exhibit "S" to the Disclosure Statement, none of the Occupied Properties and, to the knowledge of First Dodge, FNB, MBI, and the Banks, no real or personal property owned or leased by either Bank at any time is now being used or has at any time in the past ever been used for the storage (whether permanent or temporary), disposal, or handling of any Hazardous Materials, nor are any Hazardous Materials located in, on, under, or at any real or personal property owned, leased, or used by a Bank. Neither Stockholders nor any of the Corporations have received any notice of a material violation of any Environmental, Health, and Safety Law, or any notice of any material potential Environmental, Health, and Safety Liabilities with respect to any properties or assets in which any of the Corporations has or has had any interest.


                 t.   Employment of Aliens.  The Banks are in
          material compliance with the Immigration and Control Act of 1986.


                 u. Notes and Leases. All promissory notes and leases owned by the Banks at the Effective Time will represent bona fide indebtedness or obligations to such Bank and are and will be fully enforceable in accordance with their terms without valid set-offs or counterclaims, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws and equitable principles affecting creditors' rights generally; provided, however, no representation or warranty is made in this Agreement as to the collectibility of any such note or lease.


                 v.   No Misrepresentations.  Neither this
          Agreement, the Financial Statements, nor any other letter, certificate, statement, or document furnished or to be furnished to Fourth by or on behalf of the Corporations, the Stockholders, or any of them, pursuant to or in connection with this Agreement and the transactions contemplated hereby, when considered in conjunction with all other information and documents furnished to Fourth hereunder, contains or will contain any misstatement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                 w. Updating of Representations and Warranties. Between the date hereof and the Effective Time, First Dodge, FNB, MBI, the Banks, and the Stockholders will promptly disclose to Fourth in writing any information of which any of them has actual knowledge (1) concerning any event that would render any of their representations or warranties contained in this Agreement untrue if made as to the date of such event, (2) which renders any information set forth in this Agreement or the Disclosure Statement no longer correct in all material respects, or
          (3) which arises after the date hereof and which would have been required to be included in this Agreement or the Disclosure Statement if such information had existed on the date hereof.


          3.2. Representations and Warranties of Fourth. Fourth represents and warrants to First Dodge, FNB, MBI, the Banks, and the Stockholders, and each of them, as follows:


                 a. Organization, Good Standing, and Authority. Fourth is a bank holding company duly registered pursuant to the Bank Holding Company Act. Fourth and each of its banking Subsidiaries is a corporation or bank duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and each has all requisite corporate power and authority to conduct its business as it is now conducted, to own its properties and assets, and to lease properties used in its business. None of Fourth or any of its banking Subsidiaries is in violation of its charter documents or bylaws, or of any applicable Law in any material respect, or in default in any material respect under any material agreement, indenture, lease, or other document to which it is a party or by which it is bound. All of Fourth's issued and outstanding equity securities are duly registered under the Federal Securities Exchange Act of 1934, as amended. Shares of Fourth Stock are eligible for trading in the National Market System of NASDAQ.


                 b. Binding Obligations; Due Authorization. This Agreement constitutes, and the Merger Agreements will upon execution and delivery constitute, valid and binding obligations of Fourth and, in the case of the Bank Merger Agreements, BANK IV Oklahoma and BANK IV Kansas, as the case may be, enforceable against them in accordance with the terms of such documents, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws and equitable principles affecting creditors' rights generally. The execution, delivery, and performance of this Agreement and the Merger Agreements, and the transactions contemplated by all such agreements have been duly authorized by the respective boards of directors of Fourth, BANK IV Kansas, and BANK IV Oklahoma. No approval of the holders of outstanding Fourth Stock or other voting securities of Fourth is necessary to consummate the Mergers.


                 c. Absence of Default. None of the execution or the delivery of this Agreement and the Merger Agreements, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of the terms hereof or thereof, will (1) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under the charter documents or bylaws of Fourth or any of its banking Subsidiaries or under any agreement or instrument under which Fourth or any of its banking Subsidiaries is obligated, or (2) violate any Law to which any of them is subject.


                 d. Disclosure Materials Delivered by Fourth. Fourth has previously delivered to First Dodge its Annual Report on Form 10-K for the year ended December 31, 1992, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1993, in each case with exhibits thereto, as filed with the SEC, and a copy of the definitive proxy statement used by Fourth in connection with its 1993 annual stockholders' meeting. All of the financial statements contained in such documents have been prepared in accordance with GAAP applied on a consistent basis. The books of account of Fourth and each of its banking Subsidiaries fairly and correctly reflect, in accordance with GAAP applied on a consistent basis, the respective incomes, expenses, assets, and liabilities, absolute and contingent, of Fourth and each of its banking Subsidiaries. There have been no material adverse changes in the consolidated financial condition of Fourth from September 30, 1993.


                 e.   Brokers or Finders.  No broker, agent,
          finder, consultant, or other party (other than legal and accounting advisors) has been retained by Fourth or is entitled to be paid based upon any agreements, arrangements, or understandings made by Fourth in connection with any of the transactions contemplated by this Agreement or the Merger Agreements.


                 f. SEC Filings to be Accurate. The information pertaining to Fourth which has been or will be furnished by or on behalf of Fourth and its banking Subsidiaries or its management for inclusion in the Registration Statement or the Proxy Statement, and the information pertaining to Fourth which will appear in the Registration Statement or the Proxy Statement, in the form filed with the SEC, will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. Fourth shall promptly advise First Dodge in writing if prior to the Effective Time it shall obtain knowledge of any fact that would make it necessary to amend the Registration Statement or the Proxy Statement, or to supplement the prospectus contained in the Registration Statement, in order to make the statements therein not misleading or to comply with applicable Law.


                 g.   No Misrepresentations.  Neither this
          Agreement, the disclosure documents described in clause "d" of this Section 3.2, nor any other letter, certificate, statement, or document furnished or to be furnished to First Dodge, FNB, MBI, the Banks, or the Stockholders by or on behalf of Fourth pursuant to or in connection with this Agreement and the transactions contemplated hereby contains or will contain any misstatement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                 h. Capitalization. Fourth is authorized to issue (i) 50,000,000 shares of common stock, par value $5 per share, of which 26,352,215 shares were issued and outstanding on December 31, 1993, (ii) 250,000 shares of Class A 7% Cumulative Convertible Preferred Stock, par value $100 per share, all of which are issued and outstanding, and (iii) 5,000,000 shares of Class B Preferred Stock, without par value, none of which have been issued. The shares of Fourth Stock to be issued in the Mergers will be duly and validly issued, fully paid, and nonassessable, and not issued in violation of any preemptive rights or any Laws applicable thereto.


                 i. Updating of Representations and Warranties. Between the date hereof and the Effective Time, Fourth will promptly disclose to First Dodge and the Stockholders in writing any information of which it has actual knowledge (1) concerning any event that would render any representation or warranty of Fourth untrue if made as of the date of such event, (2) which renders any information set forth in this Agreement no longer correct in all material respects, or (3) which arises after the date hereof and which would have been required to be included in the Agreement if such information had existed on the date hereof.



                           ARTICLE IV

                     SECURITIES LAWS MATTERS


          4.1.   Registration Statement and Proxy Statement.
Fourth shall as soon as practicable prepare and file the Registration Statement under and pursuant to the Securities Act for the purpose of registering the shares of Fourth Stock to be issued in the Mergers. First Dodge, FNB, MBI, and the Banks shall each provide promptly to Fourth such information concerning its respective business, financial condition, and affairs as may be required or appropriate for inclusion in the Registration Statement or the Proxy Statement and each shall cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation and filing of the Registration Statement and the Proxy Statement. Fourth and First Dodge shall use their Best Efforts to have the Registration Statement declared effective under the Securities Act as soon as may be practicable and thereafter First Dodge, MBI, and First National shall each distribute the Proxy Statement to its respective stockholders in accordance with applicable Laws not fewer than 20 business days prior to the date on which the Fourth Merger Agreement and the Bank Merger Agreements are to be submitted to the stockholders for voting thereon. If necessary, in light of developments occurring subsequent to the distribution of the Proxy Statement to stockholders, First Dodge, MBI, and First National shall each mail or otherwise furnish to its respective stockholders such amendments to the Proxy Statement or supplements to the Proxy Statement as may, in the opinion of Fourth or First Dodge, be necessary so that the Proxy Statement, as so amended or supplemented, will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or as may be necessary to comply with applicable Law. Fourth shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale of Fourth Stock by any person.


          4.2. State Securities Laws. Fourth shall prepare and file and the parties hereto shall cooperate in making any filings required under the securities laws of any State in order either to qualify or register the Fourth Stock so it may be offered and sold lawfully in such State in connection with the Mergers or to obtain an exemption from such qualification or registration.


          4.3. Affiliates. Certificates representing shares of Fourth Stock issued to Affiliates of First Dodge, MBI, or First National pursuant to the Fourth Merger Agreement or the Bank Merger Agreements may be subjected to stop transfer orders and may bear a restrictive legend in substantially the following form:


          The shares of common stock represented by this certificate have been issued or transferred to the registered holder as the result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. Such shares may not be sold, pledged, transferred, or assigned, and the issuer shall not be required to give effect to any attempted sale, pledge, transfer, or assignment, except (i) pursuant to a then current effective registration under the Act, (ii) in a transaction permitted by Rule 145 as to which the issuer has, in the reasonable opinion of its counsel, received reasonably satisfactory evidence of compliance with Rule 145, or (iii) in a transaction which, in the opinion of counsel satisfactory to the issuer or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission, is not required to be registered under the Act. Transfer of the shares represented by this certificate is further restricted by an Affiliate's Agreement dated as of __________, 1994, between the issuer and the registered holder to which reference is hereby made.



                            ARTICLE V

                       CLOSING CONDITIONS


          5.1. Conditions to Obligations of Fourth, BANK IV Kansas, and BANK IV Oklahoma. The obligations of Fourth to effect the Mergers and to issue any Fourth Stock and the obligation of BANK IV Kansas and BANK IV Oklahoma to effect the Bank Mergers shall be subject to the following conditions which may, to the extent permitted by Law, be waived by Fourth at its option:


                 a.   Stockholder Approvals.  The approval,
          ratification, and confirmation of this Agreement and the Bank Merger Agreements and the Fourth Merger Agreement by the respective stockholders of each Bank and First Dodge, FNB, and MBI shall have been duly obtained as required by Law.


                 b. Absence of Litigation. No order, judgment, or decree shall be outstanding restraining or enjoining consummation of any of the Mergers; and no Litigation shall be pending or threatened in which it is sought to restrain or prohibit any of the Mergers or obtain other substantial monetary or other relief against one or more of the parties hereto in connection with this Agreement.


                 c. Securities Laws. The Registration Statement shall have become effective under the Securities Act and Fourth shall have received all state securities laws permits or other authorizations or confirmation of the availability of exemption from registration requirements necessary to issue the Fourth Stock in the Mergers. Neither the Registration Statement nor any such permit, authorization, or confirmation shall be subject to a stop-order or threatened stop-order or similar proceeding or order by the SEC or any state securities authority.


                 d. Regulatory Approvals. All Required Approvals shall have been procured and shall continue to be in effect.


                 e. Limit on Dissent. The holders of an aggre-gate amount of the then issued and outstanding First Dodge Stock, MBI Common Stock, and First National Stock which shall be convertible into an amount of Fourth Stock issuable in the Mergers equal to not more than five percent of the total amount of Fourth Stock issuable in the Mergers shall have validly exercised their rights as dissenting stockholders.


                 f. Minimum Net Worths of the Banks. Fourth shall be reasonably satisfied that the stockholders' equity of the Metro Bank and the consolidated stockholders' equity of First National as of the end of the month immediately preceding the Effective Time, computed in accordance with GAAP, are not less than $3,500,000 and $9,000,000, respectively.


                 g.   Opinion of Counsel.  Fourth shall have
          received the opinion of Mangan, Dalton, Trenkle, Rebein & Doll, Chartered, counsel to the Corporations and the Stockholders, substantially in the form of Exhibit "D" hereto.


                 h. Representations and Warranties; Covenants. The representations and warranties of First Dodge, FNB, MBI, the Banks, and the Stockholders contained in Section
          3.1 of this Agreement shall have been true and correct in all material respects on the date made and shall be true and correct in all material respects at the Effective Time as though made at such time, excepting: (i) any changes occurring in the ordinary course of business, none of which shall have been materially adverse, and
          (ii) any changes contemplated or permitted by this Agreement. First Dodge, FNB, MBI, the Banks, and the Stockholders shall each have performed in all material respects all of their obligations under this Agreement.


                 i. Certificates. First Dodge, FNB, MBI, and the Banks shall each have delivered to Fourth a certificate, in form and substance satisfactory to Fourth, dated the Effective Time and signed by its chief executive officer and chief financial officer certifying in such detail as Fourth may reasonably request the fulfillment of conditions a, b, e, f, and h above and m below.


                 j. Affiliates' Agreements. Fourth shall have received all of the agreements of Affiliates of First
          Dodge, MBI, and First National substantially in the form of Exhibit "G" hereto.


                 k. Pooling of Interests. Fourth shall have received a letter from its independent public accountants, dated the Effective Time, to the effect that the Mergers can each properly be treated for accounting purposes as a "pooling of interests" under GAAP.


                 l. Employment Agreement. John V. Harding shall have executed and delivered an agreement substantially in the form of Exhibit "E" hereto.


                 m. Material Adverse Changes. Since the date of this Agreement there shall not have occurred any material adverse change in the condition (financial or otherwise) business, liabilities (contingent or otherwise), properties, or assets of any of the Corporations.


                 n. Satisfactory Environmental Reports. Fourth shall have received environmental assessment reports covering all of the Corporations' real estate, in form and substance reasonably satisfactory to Fourth, which do not cause Fourth reasonably to conclude that there are any material Environmental, Health, and Safety Liabilities associated with any of such real estate.


          5.2. Conditions to Obligations of First Dodge, FNB, MBI, the Banks, and the Stockholders. The obligations of First Dodge, FNB, MBI, the Banks, and the Stockholders to effect the Mergers and to consummate the transactions contemplated hereby shall be subject to the following conditions which may, to the extent permitted by Law, be waived by it at its option:


                 a. General. Each of the conditions specified in clauses a, b, c, and d of Section 5.1 of this Agreement shall have occurred and be continuing.


                 b. Representations and Warranties; Covenants. The representations and warranties of Fourth contained in
          Section 3.2 of this Agreement shall have been true and correct in all material respects on the date made and shall be true and correct in all material respects at the Effective Time as though made at such time, excepting any changes occurring in the ordinary course of business, none of which shall have been materially adverse, and excepting any changes contemplated or permitted by this Agreement. Fourth shall have duly performed in all material respects all of its obligations under this Agreement.


                 c. Certificate. Fourth shall have delivered to First Dodge a certificate, in form and substance satisfactory to First Dodge, dated the Effective Time and signed by its chief executive officer and chief financial officer on behalf of Fourth, certifying in such detail as First Dodge may reasonably request as to the fulfillment of the foregoing conditions except for the conditions set forth in clauses a and d of Section 5.1 of this Agreement.


                 d. Opinion of Counsel. First Dodge shall have received the opinion of Foulston & Siefkin, counsel to Fourth, addressed to First Dodge, FNB, MBI, the Banks and their stockholders, satisfactory in form and substance to First Dodge, substantially in the form of Exhibit "F" hereto.


                 e. Material Adverse Change. Since the date of this Agreement there shall not have occurred any material adverse change in the condition (financial or otherwise), business, properties, liabilities (contingent or otherwise), or assets of Fourth.



                           ARTICLE VI

                         EFFECTIVE TIME


          The consummation of the Mergers and the delivery of the certificates and other documents called for by this Agreement, and the consummation of all other transactions contemplated by this Agreement shall take place at such time and place in Wichita, Kansas, as the parties may mutually agree which, unless otherwise agreed, shall be not later than the last day of the month in which the final regulatory approval required to effect the Mergers is received and the latest required waiting period expires. The parties agree that they shall exert their reasonable best efforts to cause the Effective Time to be on or before June 30, 1994.



                           ARTICLE VII

                    TERMINATION OF AGREEMENT


          7.1. Mutual Consent; Absence of Stockholder Approval; Termination Date. This Agreement and the Merger Agreements shall terminate at any time when the parties hereto mutually agree in writing. This Agreement and the Merger Agreements may also be terminated at the election of either First Dodge or Fourth, as the case may be, upon written notice from the party electing to terminate this Agreement and the Merger Agreements to the other party if, without fault on the part of the party electing to terminate this Agreement and the Merger Agreements, the Merger Agreements are not ratified and approved by the stockholders of First Dodge, FNB, MBI, Metro Bank or First National by the requisite vote or if there has been a denial of a Required Approval except upon compliance with terms reasonably deemed onerous by Fourth. Unless extended by written agreement of the parties, this Agreement and the Merger Agreements shall terminate if all conditions to the obligations of the parties hereto have not occurred on or before June 30, 1994.


          7.2. Election by Fourth. Notwithstanding the approval of the Merger Agreements by the stockholders of BANK IV Kansas and BANK IV Oklahoma, this Agreement and the Merger Agreements shall terminate at Fourth's election, upon written notice from Fourth to First Dodge, if any one or more of the following events shall occur and shall not have been remedied to the satisfaction of Fourth within 30 days after written notice is delivered to First Dodge:
(a) there shall have been any material breach of any of the material obligations, covenants, or warranties of First Dodge, FNB, MBI, First National, Metro Bank, or the Stockholders hereunder; or
(b) there shall have been any written representation or statement furnished by First Dodge, FNB, MBI, First National, Metro Bank, or the Stockholders hereunder which at the time furnished is false or misleading in any material respect in relation to the size and scope of the transactions contemplated by this Agreement.


          7.3. Election by First Dodge. Notwithstanding the approval of the Merger Agreements by the stockholders of First Dodge, FNB, MBI, First National, or Metro Bank, this Agreement and the Merger Agreements shall terminate at the election of First Dodge, upon written notice from First Dodge to Fourth, if any one or more of the following events shall occur and shall not have been remedied to their satisfaction within 30 days after written notice is delivered to Fourth: (a) there shall have been any material breach of any of the material obligations, covenants, or warranties of Fourth hereunder; or (b) there shall have been any written representation or statement furnished by Fourth hereunder which at the time furnished is false or misleading in any material respect in relation to the size and scope of the transactions contemplated by this Agreement.



                          ARTICLE VIII

                         INDEMNIFICATION


          8.1. Effect of Closing. Except as provided in this Section, closing of the transactions contemplated by this Agreement shall not prejudice any claim for damages which any of the parties hereto may have hereunder in law or in equity, due to a material default in observance or the due and timely performance of any of the covenants and agreements herein contained or for the material breach of any warranty or representation hereunder, unless such observance, performance, warranty, or representation is specifically waived in writing by the party making such claim. In the event any warranty or representation contained herein is or becomes untrue or breached (other than by reason of any fraudulent misrepresentation or fraudulent breach of warranty or any willful breach of a covenant) and such breach or misrepresentation is promptly communicated by First Dodge to Fourth in writing prior to the Effective Time, Fourth shall have the right, at its sole option, either to waive such misrepresentation or breach in writing or to terminate this Agreement, but in either such event, neither First Dodge, FNB, MBI, either Bank, nor any of the Stockholders shall be liable to Fourth for any such damages, costs, expenses, or otherwise by reason of such breach or misrepresentation. In the event Fourth elects to close the transactions contemplated by this Agreement notwithstanding the written communication of such breach or misrepresentation to Fourth by First Dodge, Fourth shall be deemed to have waived such breach or misrepresentation in writing.


          8.2. General Indemnification. Subject to the limitations on the liability of Stockholders contained in this
Article VIII, Stockholders shall be liable for, and shall defend, save, indemnify, and hold harmless Fourth, BANK IV Kansas, BANK IV Oklahoma, and their respective officers, directors, employees, and agents, and each of them (hereinafter individually referred to as an "Indemnitee" and collectively as "Indemnitees") against and with respect to any losses, liabilities, claims, diminution in value, litigation, demands, damages, costs, charges, legal fees, suits, actions, proceedings, judgments, expenses, or any other losses (including without limitation any income tax consequences of the receipt of any indemnification payment) (herein collectively referred to as "Indemnifying Losses") that may be sustained, suffered, or incurred by, or obtained against, any Indemnitee arising from or by reason of the breach or nonfulfillment of any of the warranties, agreements, or representations made by the Stockholders, or any of them, in this Agreement; provided, however that the liability of Stockholders to defend, save, indemnify, and hold harmless any of the Indemnitees for any liabilities, claims, or demands indemnified under this Agreement, shall be limited to the amount by which all such Indemnifying Losses exceed $240,000 in the aggregate, net of income tax effect and after taking into account all available insurance proceeds. It is agreed that the indemnification obligations of the Stockholders shall be solely for the benefit of the Indemnitees and may not be enforced by any insurer under any subrogation or similar agreement or arrangement or by any governmental agency except as a receiver for any Indemnitee.


          8.3. Procedure. If any claim or demand shall be made or liability asserted against any Indemnitee, or if any litigation, suit, action, or administrative or legal proceedings shall be instituted or commenced in which any Indemnitee is involved or shall be named as a defendant either individually or with others, and if such Litigation, claim, demand, liability, suit, action, or proceeding, if successfully maintained, will result in any Indemnifying Losses as defined in Section 8.2, Fourth shall give Stockholders written notice thereof within 20 days after it acquires knowledge thereof. If, within 20 days after the giving of such notice, Fourth receives written notice from Stockholders (by the Agents, as defined in Section 9.5, acting for all Stockholders jointly) stating that Stockholders dispute or intend to defend against such claim, demand, liability, suit, action, or proceeding, then Stockholders shall have the right to select counsel of their choice and to dispute or defend against or settle such claim at their expense, and the Indemnitees shall fully cooperate with Stockholders in such dispute or defense or settlement so long as Stockholders are conducting such dispute or defense diligently and in good faith. If no such notice of intent to dispute or defend is received by Fourth within the aforesaid 20-day period, of if such diligent and good faith defense is not being, or ceases to be, conducted, Fourth shall have the right, directly or through one or more of the Indemnitees, to dispute and defend against the claim, demand, or other liability at the cost and expense of Stockholders, to settle such claim, demand, or other liability, together with interest or late charges thereon, and in either event to be indemnified as provided in this Agreement so long as Fourth conducts such defense diligently and in good faith; provided, notice of any proposed settlement shall be given to Stockholders as far in advance as practicable under the circumstances and, if Stockholders shall timely object to the terms of such proposed settlement, they may assume the defense in accordance with the terms of this Section 8.3. If any event shall occur that would entitle Indemnitees to a right of indemnification hereunder, any loss, damage, or expense subject to indemnification shall be subject to the limitations otherwise set forth in this Article VIII.


          8.4. Survival of Representations and Warranties. Notwithstanding any rule of law or provision of this Agreement to the contrary, the representations and warranties of Stockholders contained in this Agreement and not waived pursuant to the terms of this Agreement shall survive the Mergers and the closing of the transactions described in this Agreement; provided, however, that no claim by an Indemnitee for indemnification or breach of warranty under this Agreement shall be valid unless an Indemnitee shall have given written notice of its assertion or claim to Stockholders on or prior to the date on which Fourth files or is required to file with the SEC its Annual Report on Form 10-K for the year ended December 31, 1994, whichever is earlier.


          8.5. Several Liability of Stockholders. The liability of the Stockholders under this Agreement shall not be joint, but rather shall be several in proportion to the aggregate amount of Fourth Stock each such Stockholder receives for the stock being exchanged pursuant to this Agreement and the Merger Agreements as compared to the total amount of Fourth Stock being received by all First Dodge, MBI, and First National stockholders. The liability of each such Stockholder under this Agreement shall be limited to the sum of the value of Fourth Stock and cash for fractional shares, if any, received by such Stockholder under this Agreement and the Merger Agreements. For the purposes of this Section 8.5, the Fourth Stock received by Stockholders shall be deemed to have the same value as the reported closing price thereof in the NASDAQ quotation system on the date in which the Effective Time occurs.


          8.6. Indemnification Payments. All indemnification obligations of the Stockholders under this Article VIII shall be satisfied by payment in Fourth Stock which will be deemed to have the same value as the reported closing price thereof in the NASDAQ quotation system on the date in which the Effective Time occurs.



                           ARTICLE IX

                          MISCELLANEOUS


          9.1. Expenses. Whether or not the Mergers are effected, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.


          9.2. Affiliates' Agreements. Prior to the Effective Time, First Dodge shall deliver to Fourth a list, reviewed by its counsel, identifying all of the stockholders who are, in its opinion, Affiliates of First Dodge, MBI, or First National. First Dodge, MBI, and First National shall each use its Best Efforts to cause each of its stockholders who is identified by it as being an Affiliate to execute a written agreement, on or before the Effective Time, in a form substantially similar to the form of Affiliate's Agreement attached hereto as Exhibit "G". Fourth shall not be obligated to deliver any shares of Fourth Stock to any person who is named as an Affiliate on such list prior to receipt of such an agreement.


          9.3. Notices. All notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered or if sent by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:
(a) if to Fourth, addressed to Darrell G. Knudson, Chairman of the Board, Post Office Box 4, Wichita, Kansas 67201; and (b) if to First Dodge, FNB, MBI, First National, Metro Bank, and the Stockholders, addressed to John V. Harding, 619 Second Avenue, Dodge City, Kansas 67801, or to such other address as shall have been furnished in writing in the manner provided herein for giving notice.


          9.4. Stockholders' Agreements. Each Stockholder agrees not to sell, pledge, encumber, or otherwise hypothecate or transfer any shares of capital stock of any class of any of the Corporations prior to the Effective Time unless the transferee or pledgee agrees with Fourth in writing to be bound by this Agreement and to vote all shares of such stock owned by him or her in favor of approval of this Agreement and the Merger Agreements.


          9.5. Power of Attorney. Each Stockholder irrevocably appoints each of the other Stockholders, jointly (the "Agents"), the agents and attorneys-in-fact of such Stockholder for the purposes of acting in the name and stead of such Stockholder in:
(i) giving and receiving all notices permitted or required by this Agreement; (ii) agreeing with Fourth, BANK IV Kansas, and BANK IV Oklahoma as to any amendments to this Agreement and the Merger Agreements which the Agents may deem necessary or advisable, including but not limited to the extension of time in which to consummate the transactions contemplated by this Agreement, and the waiver of any closing conditions; (iii) employing legal counsel;
(iv) paying any legal and any other fees and expenses incurred by the Agents in consummating the transactions contemplated by this Agreement; and (v) making, executing, acknowledging, and delivering all such contracts, orders, receipts, notices, requests, instructions, certificates, letters, and other writings, and in general doing all things and taking all actions which the Agents, in their sole discretion, may consider necessary or proper in connection with or to carry out the terms of this Agreement, as fully as if such Stockholders were personally present and acting. This power of attorney and all authority conferred hereby is granted and conferred subject to the interests of Fourth, BANK IV Kansas, BANK IV Oklahoma, First Dodge, FNB, MBI, the Banks, and the other Stockholders who are parties to this Agreement, and in consideration of those interests and for the purpose of completing the transactions contemplated hereby, this power of attorney and all authority conferred hereby shall be irrevocable and shall not be terminated by any Stockholder or by operation of law, whether by the death, incompetency, or incapacity of the Stockholders, or any of them, or by the occurrence of any other event. If any Stockholder should die or become incompetent or incapacitated, or any other event should occur before the consummation of the transactions contemplated by this Agreement, all actions taken by the Agents pursuant to this Agreement shall be as valid as if such death, incompetence, or incapacity or other event had not occurred, regardless of whether Fourth, BANK IV Kansas, BANK IV Oklahoma, First Dodge, FNB, MBI, First National, Metro Bank, or the Agents, or any of them, shall have received notice of such death, incompetence, incapacity, or other event. Each Stockholder agrees to hold the Agents, and each of them, free and harmless from any and all loss, damage, expense, or liability which they, he, or she may sustain or incur as a result of any action taken or not taken in good faith hereunder. Any Agent shall have the power to act alone hereunder.


          9.6.   Time.  Time is of the essence of this Agreement.


          9.7. Law Governing. This Agreement shall, except to the extent federal law is applicable, be construed in accordance with and governed by the laws of the State of Kansas, without regard to the principles of conflicts of laws thereof.


          9.8. Entire Agreement; Amendment. This Agreement contains and incorporates the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, agreements, letters of intent, and understandings. This Agreement may only be amended by an instrument in writing duly executed by all corporate parties hereto and the Stockholders (by the Agents acting for all Stockholders jointly), and all attempted oral waivers, modifications, and amendments shall be ineffective.


          9.9. Successors and Assigns. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the successors and permitted assigns of each of them; provided, however, that this Agreement, the Merger Agreements, or any of the rights, interests, or obligations hereunder or thereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto.


          9.10. Cover, Table of Contents, and Headings. The cover, table of contents, and the headings of the sections and subsections of this Agreement and the Merger Agreements are for convenience of reference only and shall not be deemed to be a part hereof or thereof or taken into account in construing this Agreement or the Merger Agreements.


          9.11.  Counterparts.  This Agreement and the Merger
Agreements may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute but one agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed.



FOURTH FINANCIAL CORPORATION       FIRST DODGE CITY
                                   BANCSHARES, INC.



By                                 By
  --------------------------         --------------------------
  /s/Darrell G. Knudson
  Chairman of the Board               Chairman of the Board

        "Fourth"                          "First Dodge"



FIRST NATIONAL BANCSHARES          METRO BANCSHARES, INC.
OF DODGE CITY, INC.


By__________________________       By____________________________



          "FNB"                            "MBI"




METRO BANK OF BROKEN ARROW         FIRST NATIONAL BANK AND TRUST
                                   COMPANY IN DODGE CITY


By______________________           By__________________________



    "Metro Bank"                        "First National"





                     [signatures continued]

_______________________________      __________________________
/s/Thomas P. Shirley                     /s/John V. Harding




                     VIDA EBNER REVOCABLE TRUST


                     By________________________
                       /s/Vida Ebner, Trustee


                         "Stockholders"














                           EXHIBIT "A"



                       AGREEMENT TO MERGE

                             between

              BANK IV KANSAS, NATIONAL ASSOCIATION,

                               and

       FIRST NATIONAL BANK AND TRUST COMPANY IN DODGE CITY

                      under the charter of

              BANK IV KANSAS, NATIONAL ASSOCIATION

                       under the title of

              BANK IV KANSAS, NATIONAL ASSOCIATION


          THIS AGREEMENT made among BANK IV Kansas, National Association (hereinafter referred to as "BANK IV"), a banking association organized under the laws of the United States, being located at 100 North Broadway, City of Wichita, County of Sedgwick, in the State of Kansas, with a capital of $356,457,292.74 divided into 9,254,200 shares of common stock, each of $5.00 par value, and surplus of $218,601,457.92 and undivided profits, including capital reserves, of $91,584,834.82 as of December 31, 1993, and First National Bank and Trust Company in Dodge City, a national banking association organized under the laws of the United States (hereinafter referred to as "First National") being located at 619 Second, Dodge City, County of Ford, in the State of Kansas, with a capital of $600,000, divided into 6,000 shares of common stock, each of $100.00 par value, and surplus of $_________ and undivided profits, including capital reserves, of $_________ as of December 31, 1993, each acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 USC Section 215a).


          W I T N E S S E T H:  That,


          Section 1. First National shall be merged into BANK IV under the charter of the latter.


          Section 2.  The name of the receiving association
(hereinafter referred to as the "Association") shall be BANK IV
Kansas, National Association.


          Section 3. The business of the Association shall be that of a national banking association. This business shall be conducted by the Association at its main office which shall be located at 100 North Broadway, Wichita, Kansas, and at its legally established branches.


          Section 4. The amount of capital stock of the Association shall be $46,871,000, divided into 9,374,200 shares of common stock, each of $5.00 par value, and at the time the merger shall become effective, the Association shall have a surplus of $___________, and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of the merging banks as stated in the preamble of this Agreement, adjusted, however, for normal earnings and expenses (and if applicable, purchase accounting adjustments) between December 31, 1993, and the effective time of the merger. The amount of capital stock of the Association and its surplus and undivided profits at the time the merger becomes effective shall also be adjusted to reflect the effect of all mergers of other banks into the Association, if any, between December 31, 1993 and the effective time of the merger.


          Section 5. All assets as they exist at the effective time of the merger shall pass to and vest in the Association without any conveyance or other transfer. The Association shall be responsible for all of the liabilities of every kind and description, including liabilities arising from the operation of a trust department, of each of the merging entities existing as of the effective time of the merger.


          Section 6. Of the capital stock of the Association, the presently outstanding 9,254,200 shares of common stock, each of $5.00 par value, the holder of it, Fourth Financial Corporation, shall retain its present rights. In addition, Fourth Financial Corporation shall receive an additional 120,000 shares of common stock of the Association by reason of the merger. Upon the merger becoming effective, the shares of capital stock of First National shall no longer be outstanding and the sole right of the holders thereof, other than Fourth Financial Corporation, shall be to exchange such shares for 95.92 shares of common stock of Fourth Financial Corporation, par value $5.00 per share, for each share of capital stock of First National so exchanged.


          Section 7. Except as expressly permitted in an Agreement and Plan of Reorganization dated as of February 2, 1994, among Fourth Financial Corporation, First National, First Dodge City Bancshares, Inc., First National Bancshares of Dodge City, Inc., Metro Bancshares, Inc., Metro Bank of Broken Arrow, and the stockholders of First Dodge City Bancshares, Inc. (the "Reorganization Agreement"), First National shall not (i) declare or pay any dividend to its shareholders, (ii) dispose of any of its assets in any other manner except in the normal course of business and for adequate value, or (iii) take any other action which would violate the terms of the Reorganization Agreement.


          Section 8. The present board of directors and officers of BANK IV shall continue to serve as the board of directors and officers of the Association until the next annual meeting or until such time as their successors have been elected and have qualified.


          Section 9. Effective as of the time this merger shall become effective as specified in the merger approval to be issued by the Comptroller of the Currency, the articles of association of BANK IV as then in effect shall be the articles of association of the resulting bank.


          Section 10. This Agreement may be terminated as provided in the Reorganization Agreement. Notwithstanding the approval of this Agreement by any stockholder group, this Agreement shall automatically terminate upon the termination of the Reorganization Agreement for any reason, and in no event shall the merger of First National into BANK IV occur prior to the consummation of the other Mergers as such term is defined in the Reorganization Agreement.


          Section 11. This Agreement shall be ratified and confirmed by the affirmative vote of stockholders of each of the merging banks owning at least two-thirds of its capital stock outstanding, at a meeting to be held on the call of the directors; and the merger shall become effective at the time specified in a merger approval to be issued by the Comptroller of the Currency of the United States.


          WITNESS, the signatures and seals of said merging entities as of the ___ day of February 1994, each set by its chairman of the board, president, or a vice president and attested to by its cashier or secretary, pursuant to a resolution of its board of directors, acting by a majority:


                                BANK IV KANSAS,
                                NATIONAL ASSOCIATION
Attest:

                                By
                                  -------------------------
- -------------------------         /s/K. Gordon Greer,
/s/John C. Maloney, Secretary      Chairman of the Board
                                   and President


[Seal of Bank]


                                FIRST NATIONAL BANK AND TRUST
                                COMPANY IN DODGE CITY


                                By
                                  --------------------------
                                  ________________, President

Attest:


_______________________
______________, Secretary

[Seal of Bank]



STATE OF KANSAS  )
                 ) SS:
SEDGWICK COUNTY  )


          On this _____ day of February, 1994, before me, a notary public for this state and county, personally came K. Gordon Greer, as chairman of the board and president, and John C. Maloney, as secretary, of BANK IV Kansas, National Association, a national banking association, and each in his capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.


          WITNESS my official seal and signature this day and year.



                                ----------------------------
                                Notary Public
My Appointment Expires:



- -----------------------


STATE OF KANSAS  )
                 ) SS:
FORD COUNTY      )


          On this ____ day of February, 1994, before me, a notary public for this state and county, personally came
________________ as president, and ______________ as secretary of
The First National Bank and Trust Company in Dodge City, a national banking association, and each in his/her capacity acknowledged this instrument to be the act and deed of the bank and the seal affixed to it to be its seal.


          WITNESS my official seal and signature this day and year.



                                ----------------------------
                                Notary Public
My Appointment Expires:



- -----------------------









                            EXHIBIT "B"


                       AGREEMENT TO MERGE

                             between

             BANK IV OKLAHOMA, NATIONAL ASSOCIATION

                               and

                   METRO BANK OF BROKEN ARROW

                      under the charter of

             BANK IV OKLAHOMA, NATIONAL ASSOCIATION

                       under the title of

             BANK IV OKLAHOMA, NATIONAL ASSOCIATION



          THIS AGREEMENT made between BANK IV Oklahoma, National Association (hereinafter referred to as "BANK IV"), a banking association organized under the laws of the United States, being located at 515 South Boulder, City of Tulsa, County of Tulsa, in the State of Oklahoma, with a capital of $190,712,286.07 divided into 5,720,647 shares of common stock, each of $5.00 par value, and surplus of $133,050,335.55 and undivided profits, including capital reserves, of $29,058,715.74 as of December 31, 1993, and Metro Bank of Broken Arrow (hereinafter referred to as "Metro"), a banking corporation organized under the laws of the State of Oklahoma, being located at 1800 S. Elm Place, Broken Arrow, Tulsa County, in the State of Oklahoma, with a capital of $762,500, divided into 305,000 shares of common stock, each of $2.50 par value, and surplus and undivided profits of approximately $__________ as of December 31, 1993, each acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 USC 215a).



          W I T N E S S E T H:  That,



          Section 1. Metro shall be merged into BANK IV under the charter of the latter.


          Section 2.  The name of the receiving association
(hereinafter referred to as the "Association") shall be BANK IV
Oklahoma, National Association.


          Section 3. The business of the Association shall be that of a national banking association. This business shall be conducted by the Association at its main office which shall be located at 515 South Boulder, Tulsa, Oklahoma, and at its legally established branches.


          Section 4. The amount of capital stock of the Association shall be $29,365,735 divided into 5,873,147 shares of common stock, each of $5.00 par value, and at the time the merger shall become effective, the Association shall have a surplus of $___________, and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of the merging banks as stated in the preamble of this Agreement, adjusted, however, for normal earnings and expenses (and if applicable, purchase accounting adjustments) between December 31, 1993, and the effective time of the merger. The amount of capital stock of the Association and its surplus and undivided profits at the time the merger becomes effective shall also be adjusted to reflect the effect of all mergers of other banks into the Association, if any, between December 31, 1993 and the effective time of the merger.


          Section 5. All assets as they exist at the effective time of the merger shall pass to and vest in the Association without any conveyance or other transfer. The Association shall be responsible for all of the liabilities of every kind and description, including liabilities arising from the operation of a trust department, of Metro existing as of the effective time of the merger.


          Section 6. Of the capital stock of the Association, the presently outstanding 5,720,647 shares of common stock, each of $5.00 par value, the two holders of it, Fourth Financial Corporation and IV Commercial Acquisition, Inc., shall retain their present rights. In addition, Fourth Financial Corporation shall receive by reason of the merger an additional 152,500 shares of common stock, par value $5.00 per share of the Association. The sole shareholder of Metro, Metro Bancshares, Inc. ("MBI"), is a party to an Agreement and Plan of Reorganization, among Fourth Financial Corporation, MBI, First Dodge City Bancshares, Inc. ("First Dodge"), Metro, First National Bancshares of Dodge City, Inc., First National Bank and Trust Company in Dodge City, and the stockholders of First Dodge, dated as of February 2, 1994 (the "Reorganization Agreement"), pursuant to which the stockholders of MBI and First Dodge are receiving full payment for the value of all of the issued and outstanding capital stock of MBI and First Dodge, so no separate consideration is to be paid to Metro or any of its shareholders in such capacity by reason of the merger effected hereby.


          Section 7. Except as expressly permitted in the Reorganization Agreement, Metro shall not (i) declare or pay any dividend to its shareholders, (ii) dispose of any of its assets in any other manner except in the normal course of business and for adequate value, or (iii) take any other action which would violate the terms of the Reorganization Agreement.


          Section 8. The present board of directors and officers of BANK IV shall continue to serve as the board of directors and officers of the Association until the next annual meeting or until such time as their successors have been elected and have qualified.


          Section 9. Effective as of the time this merger shall become effective as specified in the merger approval to be issued by the Comptroller of the Currency, the articles of association of the resulting bank shall be the Articles of Association of BANK IV.


          Section 10. This Agreement may be terminated as provided in the Reorganization Agreement. Notwithstanding the approval of this Agreement by any shareholder group, this Agreement shall automatically terminate upon the termination of the Reorganization Agreement for any reason, and in no event shall the merger of Metro into BANK IV occur prior to the consummation of the other Mergers as such term is defined in the Reorganization Agreement.


          Section 11. This Agreement shall be ratified and confirmed by the affirmative vote of shareholders of each of the merging banks owning at least two-thirds of its capital stock outstanding, at a meeting to be held on the call of the directors; and the merger shall become effective at the time specified in a merger approval to be issued by the Comptroller of the Currency of the United States.


          WITNESS, the signatures and seals of said merging banks this ___ day of February, 1994, each set by its chairman of the board, president, or a vice president and attested to by its cashier or secretary, pursuant to a resolution of its board of directors, acting by a majority:


                                BANK IV OKLAHOMA,
                                NATIONAL ASSOCIATION
Attest:

                                By
                                  -------------------------
_______________________           Ronald L. Baldwin
Lisa R. Carr, Secretary           President



[Seal of Bank]



                                Metro Bank of Broken Arrow
Attest:

                                By
                                  ----------------------------
___________________________       _______________
_____________, Secretary          President



[Seal of Bank]


STATE OF OKLAHOMA          )
                           ) SS:
TULSA COUNTY               )


          On this ____ day of February, 1994, before me, a notary public for this state and county, personally came Ronald L. Baldwin, President, and Lisa R. Carr as Secretary, of BANK IV Oklahoma, National Association, and each in his/her capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.


          WITNESS my official seal and signature this day and year.



                                ----------------------------
My Appointment Expires:         Notary



- -----------------------


STATE OF OKLAHOMA        )
                         ) SS:
TULSA COUNTY             )


          On this ___ day of February, 1994, before me, a notary public for this state and county, personally came _______________ as President, and _____________ as Secretary of Metro Bank of Broken Arrow, an Oklahoma banking corporation, and each in his/her capacity acknowledged this instrument to be the act and deed of the association and the seal affixed to it to be its seal.


          WITNESS my official seal and signature this day and year.



                                ----------------------------
My Appointment Expires:         Notary Public



- -----------------------












                            APPENDIX "C"



                       AGREEMENT OF MERGER




          THIS AGREEMENT OF MERGER, made as of the ____ day of _______ 1994, among FOURTH FINANCIAL CORPORATION, a Kansas corporation ("Fourth"); FIRST DODGE CITY BANCSHARES, INC., a Kansas corporation ("First Dodge"); FIRST NATIONAL BANCSHARES OF DODGE CITY, INC., a Kansas corporation ("FNB"); and METRO BANCSHARES, INC., an Oklahoma corporation ("MBI"). Fourth, First Dodge, FNB, and MBI are hereinafter sometimes referred to as the "Constituent Corporations;" First Dodge, FNB, and MBI are hereinafter sometimes referred to as the "Merging Corporations"); and Fourth is hereinafter sometimes called the "Surviving Corporation."



                            Recitals
                            --------

          A. The respective Boards of Directors of each of the four Constituent Corporations have duly adopted resolutions approving the adoption of an Agreement and Plan of Reorganization, dated as of February 2, 1994, among Fourth, First Dodge, FNB, MBI, Metro Bank of Broken Arrow, First National Bank and Trust Company in Dodge City, and First Dodge's stockholders (the "Agreement and Plan of Reorganization") and this Agreement of Merger, subject, among other things, to the approval and adoption of the Agreement and Plan of Reorganization and this Agreement of Merger by the holders of at least a majority of the issued and outstanding capital stock of each class of the Merging Corporations having voting rights, authorizing the proposed merger of the Merging Corporations into Fourth upon the terms and conditions herein set forth.


          B. No approval of the stockholders of Fourth of this Agreement is required by reason of K.S.A. Section 17-6702(e) and 17-6701(f).


          NOW, THEREFORE, Fourth and each of the Merging
Corporations hereby agree that Fourth and the Merging
Corporations shall merge on the terms and conditions hereinafter provided and in accordance with the following plan:


                         Plan of Merger
                         --------------

          1. First Dodge, FNB, and MBI shall simultaneously merge with and into Fourth which shall continue as the Surviving Corporation and shall be governed by the laws of the State of Kansas (the "Merger"). At the Effective Time (as defined in Paragraph 6), the separate existences of each of the Merging Corporations shall cease. The corporate identity, existence, purposes, franchises, powers, rights, and immunities of Fourth shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, franchises, powers, rights, and immunities of each of the Merging Corporations shall be merged into Fourth which shall be fully vested therewith. It is the intention of the parties that the transaction contemplated by this Agreement of Merger shall qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.


          2.   The Articles of Incorporation and Bylaws of
Fourth, as in effect on the Effective Time, shall be and remain the articles of incorporation and bylaws of the Surviving
Corporation until thereafter amended as provided by law.


          3.   At the Effective Time:


               (a) Fourth shall, without other transfer, succeed to and possess all the rights, privileges, powers, and franchises both of a public and private nature and shall be subject to all the restrictions, disabilities, debts, liabilities, and duties of each of the Constituent Corporations.


               (b)  The rights, privileges, powers, and
          franchises of each of the Constituent Corporations and all property, real, personal and mixed, of and all debts due or belonging to any of the Constituent Corporations shall be vested in Fourth; and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of Fourth as they were of any of the Constituent Corporations.


               (c) Title to any real estate and to any other property vested by deed or otherwise in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger or the statutes providing therefor; provided, however, that all rights of creditors and all liens upon the property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities, and duties of all of the Constituent Corporations shall thenceforth attach to Fourth and may be enforced against it to the same extent as if they had been incurred or contracted by Fourth. After the Effective Time, the Constituent Corporations shall each execute or cause to be executed such further assignments, assurances, or other documents as may be necessary or desirable to confirm title to their respective properties, assets, and rights in Fourth or to otherwise carry out the purposes of this Agreement of Merger, and their respective officers and directors shall do all such acts and things to accomplish those purposes which Fourth may reasonably request.


          4.   At the Effective Time:


               (a) Each issued and outstanding share of each class of capital stock of each of the Merging
          Corporations shall cease to be an issued and existing share.

               (b) Each share of common stock of First Dodge and MBI shall automatically be converted into and exchanged for shares of common stock of Fourth ("Fourth Stock") as follows:

                                                  No. of Shares
                                                  of Fourth Stock
                                                  ---------------
          First Dodge Common Stock,
            par value $1 per share . . . . . . . . 112.42
          MBI Common Stock, par
            value $.10 per share . . . . . . . . .   0.30

               (c) No share of Fourth Stock shall be issued in exchange for any shares of any other class of capital stock of any of the Merging Corporations, as all of such shares are owned, directly or indirectly, by First Dodge and the value of each thereof is fully reflected in the number of shares being issued with respect to First Dodge common stock.

               (d)  Until surrendered for exchange, each
          outstanding stock certificate which prior to the Effective Time represented common stock of First Dodge or MBI shall be deemed for all corporate purposes to represent the right to receive the number of shares of Fourth Stock into which the shares have been so converted; provided, that in any matters relating to the shares represented by such certificates, Fourth may rely conclusively upon the record of stockholders maintained by First Dodge and MBI containing the names and addresses of the holders of record of such stock at the Effective Time. Unless and until such outstanding stock certificates formerly representing shares of common stock of First Dodge or MBI are so surrendered, no dividend payable to the holders of record of Fourth Stock, as of any date subsequent to the Effective Time, shall be paid to the holder of such outstanding certificates in respect thereof. Upon surrender of such outstanding certificates (or, in the case of lost certificates, upon receipt of a surety bond or other form of indemnification satisfactory to Fourth), however, the former First Dodge or MBI stockholders shall receive certificates evidencing the shares of Fourth Stock to which they are entitled plus the accrued dividends on such stock, without interest.

               (e) No fractional shares of Fourth Stock will be issued. Instead, upon surrender of First Dodge or MBI common stock certificates (or, in the case of lost certificates, upon receipt of a surety bond or other form of indemnification which is satisfactory to Fourth), Fourth will pay, or cause to be paid, to the holder thereof the cash value of the fractional interest to which the holder thereof would otherwise be entitled, based upon the closing price of Fourth Stock on the last trading day two trading days prior to the Effective Time as reported in the Southwest Edition of The Wall Street Journal.

               (f) The Merger shall effect no change in the rights of the holders of Fourth Stock that is outstanding immediately before the Effective Time.


          5. The officers and directors of Fourth at the Effective Time shall continue to be the officers and directors of the Surviving Corporation until their successors are duly elected and qualified or their earlier death, resignation, or removal.


          6. The Merger shall be effected by and be given effect upon the filing of this Agreement of Merger in the offices of the Secretary of State of Kansas and the Secretary of State of Oklahoma. Such date and time of filing is referred to in this Agreement of Merger as the "Effective Time." This Agreement of Merger shall also be recorded in accordance with the provisions of the Kansas General Corporation Code and the Oklahoma General Corporation Act, but such recording shall not be a condition precedent to its becoming effective.


          7. This Agreement of Merger may be terminated and abandoned by mutual consent of the Boards of Directors of Fourth and the Merging Corporations at any time prior to the Effective Time, or by the Board of Directors of either Fourth Financial or the Merging Corporations (acting jointly) if the Agreement and Plan of Reorganization shall have been terminated as therein provided.


          8. This Agreement of Merger may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.


          IN WITNESS WHEREOF, pursuant to authority duly given by its Board of Directors, each of the Constituent Corporations has caused this Agreement of Merger to be executed by its Chairman of the Board or President and attested by its Secretary or an Assistant Secretary as of the date and year first above written.


                                FOURTH FINANCIAL CORPORATION


                                By
                                  -------------------------------
                                  /s/Darrell G. Knudson
                                  Chairman of the Board
ATTEST:

By
  --------------------------------
  /s/John C. Maloney, Secretary



                     [signatures continued]


                                FIRST DODGE CITY BANCSHARES, INC.


                                By_______________________________
ATTEST:                           _______________________________
                                  Chairman of the Board

By____________________________
                  , Secretary


                                FIRST NATIONAL BANCSHARES OF
DODGE
                                CITY, INC.

ATTEST:
                                By_______________________________
                                  _______________________________
By____________________________    President
                  , Secretary


                                METRO BANCSHARES, INC.

ATTEST:
                                By_______________________________
                                  _______________________________
By____________________________    President
                  , Secretary




                         ACKNOWLEDGMENTS
                         ---------------

STATE OF KANSAS     )
                    )  ss:
SEDGWICK COUNTY     )


          BE IT REMEMBERED that on this ____ day of ________ 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, Darrell G. Knudson and John C. Maloney, Chairman of the Board and Secretary, respectively, of Fourth CORPORATION, a Kansas corporation, both of whom are personally known to me and personally known to me to be the said officers of said corporation, and they each separately duly executed the above and foregoing Agreement of Merger before me and acknowledged the said Agreement of Merger to be their act and deed and the act and deed of said corporation; that the facts stated therein are true; that the signature of the chairman of the board of said corporation to the foregoing Agreement of Merger is in the handwriting of said chairman of the board of said corporation, and that its seal affixed to said Agreement of Merger, and attested by the secretary of said corporation, is the corporate seal of said corporation.


          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.




                                ---------------------------------
                                Notary Public

My Appointment Expires:



- ----------------------



STATE OF KANSAS     )
                    )  ss:
FORD COUNTY         )


          BE IT REMEMBERED that on this _____ day _______, 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, ______________________ and ______________,
Chairman of the Board and Secretary, respectively, of FIRST DODGE CITY BANCSHARES, INC., a Kansas corporation, both of whom are personally known to me and personally known to me to be the said officers of said corporation, and they each separately duly executed the above and foregoing Agreement of Merger before me and acknowledged the said Agreement of Merger to be their act and deed and the act and deed of said corporation; that the facts stated therein are true; that the signature of the chairman of the board of said corporation to the foregoing Agreement of Merger is in the handwriting of said chairman of the board of said corporation, and that its seal affixed to said Agreement of Merger, and attested by the secretary of said corporation, is the corporate seal of said corporation.


          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                ---------------------------------
                                Notary Public

My Appointment Expires:



- ----------------------



STATE OF KANSAS     )
                    )  ss:
FORD COUNTY         )


          BE IT REMEMBERED that on this _____ day _______, 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, ______________________ and ______________,
President and Secretary, respectively, of FIRST NATIONAL BANCSHARES OF DODGE CITY, INC., a Kansas corporation, both of whom are personally known to me and personally known to me to be the said officers of said corporation, and they each separately duly executed the above and foregoing Agreement of Merger before me and acknowledged the said Agreement of Merger to be their act and deed and the act and deed of said corporation; that the facts stated therein are true; that the signature of the president of said corporation to the foregoing Agreement of Merger is in the handwriting of said president of said corporation, and that its seal affixed to said Agreement of Merger, and attested by the secretary of said corporation, is the corporate seal of said corporation.


          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                ---------------------------------
                                Notary Public

My Appointment Expires:



- ----------------------


STATE OF OKLAHOMA   )
                    )  ss:
TULSA COUNTY        )


          BE IT REMEMBERED that on this _____ day _______, 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, ______________________ and ______________,
President and Secretary, respectively, of METRO BANCSHARES, INC., an Oklahoma corporation, both of whom are personally known to me and personally known to me to be the said officers of said corporation, and they each separately duly executed the above and foregoing Agreement of Merger before me and acknowledged the said Agreement of Merger to be their act and deed and the act and deed of said corporation; that the facts stated therein are true; that the signature of the president of said corporation to the foregoing Agreement of Merger is in the handwriting of said president of said corporation, and that its seal affixed to said Agreement of Merger, and attested by the secretary of said corporation, is the corporate seal of said corporation.


          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                ---------------------------------
                                Notary Public

My Appointment Expires:



- ----------------------


                           CERTIFICATES
                           ------------



          The undersigned, ______________, Secretary of FIRST DODGE
CITY BANCSHARES, INC., a Kansas corporation, on behalf of said corporation, hereby certifies, pursuant to K.S.A. Section 17-6702 of the General Corporation Code of the State of Kansas, that the foregoing Agreement of Merger to which this Certificate is attached has been submitted to the stockholders of said corporation at a special meeting thereof, duly called and held in accordance with the Bylaws of said corporation and the General Corporation Code of the State of Kansas, on the ____ day of _______, 1994, and at said meeting said agreement was duly considered, adopted, and approved by the holders of a majority of each class of capital stock entitled to vote thereon pursuant to a vote by ballot in person or by proxy taken for the adoption or rejection of said Agreement of Merger, and the votes of the stockholders of said corporation representing _________ shares of Common Stock, being _____% of the issued and outstanding Common Stock of said corporation, entitled to vote were for the approval and adoption of said agreement and voted therefor.


          IN WITNESS WHEREOF, the undersigned has executed this Certificate on the _____ day of ________, 1994.




                                ---------------------------------
                                ______________, Secretary

STATE OF KANSAS     )
                    ) ss:
FORD COUNTY         )


          BE IT REMEMBERED that on this ___ day of ________, 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, ______________, Secretary of FIRST DODGE CITY BANCSHARES, INC., a Kansas corporation, who is personally known to me and personally known to me to be the said officer of said corporation, and she duly executed the above and foregoing certificate before me and acknowledged the said certificate to be her act and deed and the act and deed of said corporation; that the facts stated therein are true; that this signature is that of the secretary of said corporation, and that its seal affixed to said certificate is the corporate seal of said corporation.


          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                ---------------------------------
                                Notary Public
My Appointment Expires:



- ----------------------


          The undersigned, ______________, Secretary of FIRST NATIONAL BANCSHARES OF DODGE CITY, INC., a Kansas corporation, on behalf of said corporation, hereby certifies, pursuant to K.S.A. SECTION 17-6702 of the General Corporation Code of the State of Kansas, that the foregoing Agreement of Merger to which this Certificate is attached has been submitted to the sole stockholder of said corporation and, by unanimous written consent executed by said sole stockholder on ____________, 1994, in lieu of a special meeting of stockholders in accordance with the Bylaws of said corporation and the General Corporation Code of the State of Kansas, said sole stockholder duly considered, adopted, and approved said Agreement of Merger by voting all of the 5,254.50 shares of common stock, par value $1 per share, that were then issued and outstanding in favor thereof.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate on the ___ day of ________, 1994.




                                ---------------------------------
                                ______________, Secretary

STATE OF KANSAS     )
                    ) ss:
FORD COUNTY         )


          BE IT REMEMBERED that on this ___ day of ________, 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, ______________, Secretary of FIRST NATIONAL
BANCSHARES OF DODGE CITY, INC., a Kansas corporation, who is personally known to me and personally known to me to be the said officer of said corporation, and she duly executed the above and foregoing certificate before me and acknowledged the said certificate to be her act and deed and the act and deed of said corporation; that the facts stated therein are true; that this signature is that of the secretary of said corporation, and that its seal affixed to said certificate is the corporate seal of said corporation.


          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                ---------------------------------
                                Notary Public

My Appointment Expires:



- ----------------------


          The undersigned, ______________, Secretary of METRO BANCSHARES, INC., an Oklahoma corporation, on behalf of said corporation, hereby certifies, pursuant to the General Corporation Act of the State of Oklahoma, that the foregoing Agreement of Merger to which this Certificate is attached has been submitted to the stockholders of said corporation at a special meeting thereof, duly called and held in accordance with the Bylaws of said corporation and the General Corporation Act of the State of Oklahoma, on the ____ day of _______, 1994, and at said meeting said agreement was duly considered, adopted, and approved by the holders of a majority of each class of capital stock entitled to vote thereon pursuant to a vote by ballot in person or by proxy taken for the adoption or rejection of said Agreement of Merger, and the votes of the stockholders of said corporation representing _________ shares of Common Stock, being _____% of the issued and outstanding Common Stock of said corporation and _____ shares of Preferred Stock, being ___% of the issued and outstanding Preferred Stock, entitled to vote were for the approval and adoption of said agreement and voted therefor.


          IN WITNESS WHEREOF, the undersigned has executed this Certificate on the ____ day of ________, 1994.




                                ---------------------------------
                                ______________, Secretary



STATE OF OKLAHOMA   )
                    ) ss:
TULSA COUNTY        )


          BE IT REMEMBERED that on this ____ day of ________, 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, ______________, Secretary of METRO BANCSHARES, INC., an Oklahoma corporation, who is personally known to me and personally known to me to be the said officer of said corporation, and she duly executed the above and foregoing certificate before me and acknowledged the said certificate to be her act and deed and the act and deed of said corporation; that the facts stated therein are true; that this signature is that of the secretary of said corporation, and that its seal affixed to said certificate is the corporate seal of said corporation.


          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                --------------------------------
                                Notary Public

My Appointment Expires:



- ----------------------


          The undersigned, John C. Maloney, Secretary of Fourth
Financial Corporation, a Kansas corporation, on behalf of said corporation, hereby certifies, in accordance with K.S.A. Section 17-6702(e) and pursuant to K.S.A. Section 17-6701(f) of the General Corporation Code of the State of Kansas, that the foregoing Agreement of Merger to which this Certificate is attached has been duly approved by the board of directors of Fourth Financial Corporation and has been duly adopted pursuant to Subsection (f) of said K.S.A. Section 17-6701 in that (i) the foregoing Agreement of Merger does not amend in any respect the Articles of Incorporation of Fourth Financial Corporation; (ii) each share of stock of Fourth Financial Corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and (iii) the authorized unissued shares or the treasury shares of common stock of Fourth Financial Corporation to be issued or delivered under the foregoing Agreement of Merger do not exceed 20% of the shares of common stock of Fourth Financial Corporation outstanding immediately prior to the effective date of the merger.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate on the ___ day of ___, 1994.



                                _______________________________
                                /s/John C. Maloney, Secretary



STATE OF KANSAS     )
                    ) ss:
SEDGWICK COUNTY     )


          BE IT REMEMBERED that on this ____ day of _______, 1993, personally came before me, a Notary Public, in and for the county and state aforesaid, John C. Maloney, Secretary of FOURTH FINANCIAL CORPORATION, a Kansas corporation, who is personally known to me and personally known to me to be the said officer of said corporation, and he duly executed the above and foregoing certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the facts stated therein are true; that this signature is that of the secretary of said corporation, and that its seal affixed to said certificate is the corporate seal of said corporation.


          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                ---------------------------------
                                Notary Public
My Appointment Expires:



- ----------------------

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:


          Pursuant to Section 1082 of the Oklahoma General Corporation Act, Metro Bancshares, Inc., an Oklahoma Corporation, was merged into Fourth Financial Corporation, a Kansas corporation and the surviving corporation. Fourth Financial Corporation agrees that it may be served with process in Oklahoma in any proceeding for the enforcement of any obligation of Metro Bancshares, Inc., as well as for enforcement of any obligation of Fourth Financial Corporation arising from the aforementioned merger, including any suit or other proceeding to enforce the right of stockholders as determined in appraisal proceedings pursuant to the provisions of
Section 1091 of the Oklahoma General Corporation Act, and hereby irrevocably appoints the Secretary of State of the State of Oklahoma as its agent to accept service of process in any such suit or other proceedings.


          The Secretary of State of the State of Oklahoma shall mail any such service of process to the following address:

                  FOURTH FINANCIAL CORPORATION
                         100 N. Broadway
                      Wichita, Kansas 67202


          IN WITNESS WHEREOF, Fourth Financial Corporation has caused these presents to be executed by its Chairman of the Board and Secretary on this ____ day of ________, 1994.



                                FOURTH FINANCIAL CORPORATION



                                By
                                  -------------------------------
                                  /s/Darrell G. Knudson
                                  Chairman of the Board

ATTEST:


By
  -------------------------------
  /s/John C. Maloney, Secretary


STATE OF KANSAS     )
                    )  ss:
SEDGWICK COUNTY     )


          BE IT REMEMBERED that on this ____ day of ________, 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, Darrell G. Knudson and John C. Maloney, Chairman of the Board and Secretary, respectively, of FOURTH FINANCIAL CORPORATION, a Kansas corporation, both of whom are personally known to me and personally known to me to be the said officers of said corporation, and they each separately duly executed the above and foregoing agreement before me and acknowledged the said agreement to be their act and deed and the act and deed of said corporation; that the facts stated therein are true; that the signature of the chairman of the board of said corporation to the foregoing agreement is in the handwriting of said chairman of the board of said corporation, and that its seal affixed to said agreement, and attested by the secretary of said corporation, is the corporate seal of said corporation.


          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.




                                ---------------------------------
                                Notary Public

My Appointment Expires:


_________________________









                                    EXHIBIT "D"





                        ___________, 1994



Fourth Financial Corporation
Post Office Box 4
Wichita, Kansas  67201-0004


          Re:  First Dodge City Bancshares, Inc., Metro
               Bancshares, Inc., First National Bancshares of
               Dodge City, Inc., Metro Bank of Broken Arrow, and
               First National Bank and Trust Company in Dodge City

Gentlemen:


          We have acted as counsel to First Dodge City Bancshares, Inc. ("First Dodge"), Metro Bancshares, Inc. ("MBI"), First National Bancshares of Dodge City, Inc. ("FNB"), Metro Bank of Broken Arrow ("Metro Bank"), and First National Bank and Trust Company in Dodge City ("First National") (all of which are collectively referred to herein as the "Merging Corporations"), in connection with the merger (the "Fourth Merger") of First Dodge, FNB, and MBI with Fourth Financial Corporation, a Kansas corporation ("Fourth"), the merger (the "BANK IV Oklahoma Merger") of Metro Bank with BANK IV Oklahoma, a national banking association ("BANK IV Oklahoma"), and the merger ("BANK IV Kansas Merger") of First National into BANK IV Kansas, National Association ("BANK IV Kansas"), all pursuant to the Agreement and Plan of Reorganization, dated as of February 2, 1994 (the "Agreement"), among Fourth, the Merging Corporations, and the stockholders of First Dodge ("Stockholders"), the related ancillary Merger Agreements described therein, and the related Disclosure Statement prepared by the Merging Corporations and the Stockholders. We have also acted as counsel to the Stockholders in connection with these transactions. This Opinion Letter is provided to you at your request, pursuant to
Section 5.1.g of the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement or in the Accord described below.


          This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, assumptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The Law covered by the opinions expressed herein is limited to the federal Law of the United States and the Laws of the States of Oklahoma and Kansas. The opinion in Paragraph 6 below is further limited to our Actual Knowledge after interviews with corporate officers and review of copies of documents relating to Litigation furnished to us by such officers.


          Based upon and subject to the foregoing, we are of the opinion that:


               1. First Dodge, FNB, and MBI are each a bank holding company duly registered pursuant to the Bank Holding Company Act. Each of the Corporations is a corporation or bank duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation, and each has all requisite corporate power and authority to conduct its business as it is now conducted, to own its properties and assets and to lease properties used in its business. None of the Corporations has any Subsidiaries except as described in
          Section 3.1.a of the Agreement.


               2. The Agreement and the Merger Agreements are enforceable against such of the Merging Corporations that have executed the same, and against each Stockholder.


               3. None of the execution or delivery of the Agreement or the Merger Agreements or the performance by the Merging Corporations of their agreements therein, will (a) violate the Constituent Documents of any of the Merging Corporations or breach or result in a default under any agreement or instrument of which we have Actual Knowledge under which any of the Merging Corporations or the Stockholders is obligated, or (b) violate any Laws to which any of the Merging Corporations or the Stockholders is subject.


               4. The capitalization of the Corporations and the ownership by First Dodge of the capital stock of its Subsidiaries are accurately described in Section 3.1 of the Agreement.


               5. None of the Corporations has outstanding any options, warrants, or rights of any kind requiring it to sell or issue to anyone any capital stock of any class and none of the Corporations has agreed to issue or sell any additional shares of its capital stock.


               6. The Disclosure Statement contains a true and complete list and brief description of all Litigation pending or overtly threatened in writing to which any of the Corporations is or would be a party or to which any of their assets is or would be subject. Except as set forth in Exhibit "O" to the Disclosure Statement, none of the Corporations is a party to any Litigation other than routine litigation commenced by a Bank to enforce obligations of borrowers in which no counterclaims for any material amounts of money have been asserted or overtly threatened in writing.


               7. The execution, delivery, and performance of the Agreement and the Merger Agreements by the Merging Corporations do not require any approval, authorization, consent, exemptions, notices or intent not to disapprove, or other action of any governmental body or any filing with any other governmental body to which the Merging Corporations or the transactions contemplated hereby are subject, other than approvals of (a) the Board; (b) the Comptroller; (c) the SEC and the securities commissioners or similar officers of the several states; and (d) the Kansas and Oklahoma secretaries of state. All requisite approvals, authorizations, consents, and exemptions have been granted by, and all requisite actions have been taken by, the governmental bodies listed in the foregoing clauses (a), (b) and (c).


               8. Upon the filing of the Fourth Merger Agreement with the Secretary of State of Oklahoma and the Secretary of State of Kansas and the payment of all required taxes and fees, the Fourth Merger will be effected in compliance with all applicable Laws of the States of Oklahoma and Kansas and Fourth will succeed to the assets and liabilities of First Dodge, FNB, and MBI pursuant to the Oklahoma General Corporation Act and the Kansas General Corporation Law. Upon the final approval of the Bank Mergers by the Comptroller, the Bank Mergers will each be effected in accordance with all applicable Laws and BANK IV Kansas shall succeed to the assets and liabilities of First National and BANK IV Oklahoma will succeed to the assets of Metro Bank.


          While we have not verified, do not pass upon, and do not assume responsibility for, the accuracy, completeness, or fairness of the factual statements contained in the Registration Statement or the Proxy Statement, to the extent that we participated in the preparation of the Proxy Statement used in connection with the special stockholders' meetings of First Dodge, MBI, and First National for the purpose of considering and voting upon the Mergers and the Registration Statement on Form S-4 filed by Fourth with the SEC in connection with the registration of shares of Fourth Stock to be issued in connection with the Mergers, and in the course of such preparation, in conferences with certain officers and employees of the Corporations, Fourth, BANK IV Kansas, and BANK IV Oklahoma with respect thereto, our examination of the Proxy Statement and Registration Statement and discussions in the above-described conferences did not disclose to us any information which gave us reason to believe that the Proxy Statement, at the time it was first mailed to stockholders of First Dodge, MBI, and First National and at the time of the special stockholders' meetings of First Dodge, MBI, and First National at which the Mergers were approved, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except as to financial statements and other financial and statistical information relating to the Corporations, Fourth, BANK IV Kansas, or BANK IV Oklahoma contained therein and as to all material relating to or furnished by Fourth, BANK IV Kansas, or BANK IV Oklahoma, for use in the Proxy Statement or the Registration Statement, as to all of which we express no opinion).


          The phrase "Primary Lawyer Group," as used in the Accord, is hereby modified and for the purposes of applying the Accord to this Opinion Letter the Primary Lawyer Group means only the lawyers in this firm who have given substantive legal attention to representation of the Merging Corporations and the Stockholders in connection with the foregoing transactions.


          This Opinion Letter may be relied upon by you only in connection with the foregoing transactions and may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized by the Accord, without in each instance our prior written consent.


                                Very truly yours,



                                MANGAN, DALTON, TRENKLE, REBEIN &
                                DOLL, CHARTERED












                           EXHIBIT "E"



               CONSULTING AND MARKETING AGREEMENT



          THIS AGREEMENT, made and entered into on the __ day of ______, 1994, by and between FIRST NATIONAL BANK AND TRUST COMPANY IN DODGE CITY, a national banking association, with its principal place of business at Dodge City, Kansas ("Bank"); FOURTH FINANCIAL CORPORATION, a Kansas corporation ("Fourth Financial"); and JOHN V. HARDING, hereinafter referred to as "Executive".


          W I T N E S S E T H:   That,
          - - - - - - - - - -

          WHEREAS, Fourth Financial, First Dodge City Bancshares, Inc. ("First Dodge"), First National Bancshares of Dodge City, Inc., Metro Bancshares, Inc., Metro Bank of Broken Arrow ("Metro Bank"), Bank, and the stockholders of First Dodge have heretofore entered into an Agreement and Plan of Reorganization, dated as of February 2, 1994 (the "Agreement"); and


          WHEREAS, the Agreement provides for the execution and delivery of this Agreement; and


          WHEREAS, upon consummation of the transactions contemplated by the Agreement, the Bank will be merged into a wholly owned subsidiary of Fourth Financial, BANK IV Kansas, National Association ("BANK IV"), who will succeed to this Agreement;


          NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the parties agree as follows:


          1. Resignations. Executive hereby resigns all directorships and all offices he holds with First Dodge and with any of its subsidiaries, such resignations to be effective at the Effective Time as such term is defined in the Agreement (the
"Effective Time").


          2. Service as Advisory Director of BANK IV. Executive hereby agrees to serve as an advisory director of the Dodge City, Kansas market-based bank of BANK IV at the pleasure of the Board of Directors of BANK IV. It is recognized that Executive's travel schedule may prevent his regular attendance at meetings.


          3. Consulting and Marketing Agreement. (a) Executive is hereby retained as an independent consultant for a five-year period commencing at the Effective Time and ending five years thereafter. His duties shall consist of: (i) giving such advice and assistance to management of BANK IV as may reasonably be requested from time to time; (ii) assisting BANK IV in retaining the customers and goodwill of the Bank; (iii) upon request of BANK IV devoting at least 15 consecutive days per calendar quarter on developing new business for BANK IV's commercial loan and trust department; and (iv) being involved in economic development activities in the communities of Broken Arrow or Dodge City. It is expressly understood that, while Executive is expected to devote substantial time to performing his duties hereunder, he is not expected or required to keep regular hours or work full-time.

          (b) For all services rendered under this Paragraph 3, Executive shall receive compensation of $155,000 per year. Such compensation shall be payable in equal quarterly payments payable on the first business day of each calendar quarter. Executive will not be an employee of BANK IV and shall not be eligible to participate in any of its health insurance, life insurance, retirement, savings, stock option, or other employee benefit programs.

          (c) The provisions of this Paragraph 3 may only be terminated by BANK IV in the event of material, intentional breach by Executive of his duties hereunder after giving Executive written notice and at least 30 days to cure any default that can be cured by performance.

          (d) If Executive dies during the term hereof, BANK IV's payment obligations under this Agreement shall terminate as of the end of the month in which such death occurs.


          4. Automobile. At the Effective Time, BANK IV shall transfer to Executive the Cadillac automobile currently being furnished to him by the Bank.

          5. Relationship of Confidence and Trust. Executive acknowledges that during his term of employment by the Bank and First Dodge he has acquired valuable and confidential information, trade secrets, and relationships with respect to the Bank's and Metro Bank's successful business practices and operations, including, by way of illustration and not of limitation, knowledge of the Bank's and Metro Bank's customers, prices, selling techniques, costs, and future plans (collectively "Proprietary Information"). In addition Executive has developed and maintained on behalf of the Bank and Metro Bank a personal acquaintance with various persons, including, but not limited to, customers and suppliers, which acquaintances may constitute the Bank's or Metro Bank's only contact with such persons. As a consequence of the foregoing, Executive occupies a position of trust and confidence with respect to the Bank's and Metro Bank's affairs. In view of the foregoing and in consideration of the consideration paid to him, Executive agrees that it is reasonable and necessary for the protection of the goodwill and business of the Bank, BANK IV, and BANK IV Oklahoma, National Association ("BANK IV Oklahoma") (collectively the "Banks"), that he make the covenants contained in Paragraphs 6 and 7 regarding his conduct, and that the Banks will suffer irreparable injury if he engages in conduct prohibited thereby. The covenants contained in Paragraphs 6 and 7 shall each be construed to be a separate agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of Executive against Fourth Financial or any of the Banks, predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Banks of any of said covenants. The covenants contained in Paragraphs 6 and 7 shall survive the termination of this Agreement for any reason.


          6. Disclosure of Proprietary Information. Executive recognizes and acknowledges that the Proprietary Information and all other information as to the business affairs of the Banks not generally known to the public, as the same may exist from time to time, are confidential information and are valuable, special, and unique assets of the Banks' businesses. Executive therefore agrees that he will never disclose any of the Proprietary Information, or any other information as to the business affairs of either of the Banks to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever except as he may be compelled to do by legal process. In the event of a breach or threatened breach by Executive of the provisions of this paragraph, the Banks, or either of them, shall each be entitled to injunctive or other equitable relief enjoining and restraining him from disclosing, in whole or in part, any such Proprietary Information. Nothing herein shall be construed as prohibiting the Banks from pursuing any other remedies available to either of them for such breach or threatened breach.


          7. Restrictive Covenant. For a five-year period commencing at the Effective Time and ending on the date of the termination of this Agreement, Executive will not, within Tulsa or Wagoner Counties in Oklahoma, or within 100 miles of Dodge City, Kansas without the prior written consent of BANK IV or BANK IV Oklahoma, as the case may be, directly or indirectly, own, manage, operate, consult with, be employed by, or be connected with the ownership, management, operation, or control of any business engaged in the business of commercial banking, of making consumer or commercial loans (other than credit sales), of accepting deposits, or providing trust services; provided, nothing contained in this sentence shall prohibit Executive from owning not more than 5% of the outstanding voting stock of any corporation or bank whose securities are publicly traded. Executive agrees that, in addition to all other remedies otherwise available to each of the Banks, each of the Banks shall each have the right to injunctive relief to restrain and enjoin any actual or threatened breaches of this provision and that if in any litigation that might arise over the provisions contained in this paragraph a court should determine that the restrictions contained in this paragraph are too broad, or too long in duration, or too broad in geographic scope to be enforceable in equity, such provisions as such court might find unenforceable are amended only so much as shall be necessary in order for the restrictions contained herein to be enforceable and, as so amended, shall be enforced by such court.


          8. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered or certified mail to his or her last known residence in the case of Executive, or to its principal office in the case of BANK IV or BANK IV Oklahoma.


          9. Waiver of Breach. The waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.


          10. Assignment. The rights and obligations of BANK IV and BANK IV Oklahoma under this Agreement shall inure to the benefit of, and shall be binding upon, BANK IV, BANK IV Oklahoma, and their respective successors and assigns. Executive shall not have the right to assign any of the rights or obligations contained in this Agreement.


          11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an origi-nal, but which together shall constitute but one agreement.


          12. Captions. Captions used in this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement nor used in the construction of its meaning.


          13. Savings Clause. If any provision of this Agreement shall be deemed invalid or unenforceable as written, it shall be construed, to the greatest extent possible, in a manner which shall render it valid and enforceable and any limitations on the scope or duration of any such provision shall be deemed to be a part hereof.

No invalidity or unenforceability shall affect any other provision of this Agreement unless the provision deemed to be so invalid or unenforceable is a material element of this Agreement, taken as a whole.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                FOURTH FINANCIAL CORPORATION


                                By___________________________
                                Its__________________________

                                      "Fourth Financial"







                     [signatures continued]


                                FIRST NATIONAL BANK AND TRUST
                                COMPANY IN DODGE CITY


                                By____________________________
                                Its___________________________

                                            "Bank"



                                ______________________________
                                /s/John V. Harding

                                          "Executive"







                               EXHIBIT "F"





                        ___________, 1994




Boards of Directors and Stockholders
First Dodge City Bancshares, Inc.
First National Bancshares of Dodge City, Inc.
Metro Bancshares, Inc.
Metro Bank of Broken Arrow
First National Bank and Trust Company in Dodge City


Gentlemen:


          We have acted as counsel to Fourth Financial Corporation ("Fourth"), and BANK IV Oklahoma, National Association ("BANK IV Oklahoma"), and BANK IV Kansas, National Association ("BANK IV Kansas") in connection with the preparation of the Agreement and Plan of Reorganization, dated as of February 2, 1994, among Fourth, First Dodge City Bancshares, Inc.("First Dodge"), First National Bancshares of Dodge City, Inc. ("FNB"), Metro Bancshares, Inc. ("MBI"), Metro Bank of Broken Arrow ("Metro Bank"), and First National Bank and Trust Company in Dodge City ("First National") and the stockholders of First Dodge (the "Agreement") and the ancillary Merger Agreements and Registration Statement provided for therein. This Opinion Letter is provided to you at the request of Fourth pursuant to Section 5.2.d of the Agreement. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined in the Agreement or the Accord described below.


          This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, assumptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the federal Law of the United States and the Law of the State of Kansas.


          Based upon and subject to the foregoing, we are of the opinion that:


               1. Organization, Good Standing, and Authority. Fourth is a bank holding company duly registered pursuant to the Bank Holding Company Act. Fourth, BANK IV Kansas, and BANK IV Oklahoma are each a corporation or bank duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and each has all requisite corporate power and authority to conduct its business as it is now conducted, to own its properties and assets, and to lease properties used in its business. Neither Fourth, BANK IV Kansas, nor BANK IV Oklahoma is in violation of its Constituent Documents.


               2.   Binding Obligations.  The Agreement and the
          Merger Agreements are enforceable against such of Fourth, BANK IV Kansas, and BANK IV Oklahoma as have executed such agreements.


               3. Absence of Default. None of the execution or the delivery of the Agreement or the Merger Agreements, or the performance by Fourth, BANK IV Kansas, or BANK IV Oklahoma of their agreements therein, will (1) violate the Constituent Documents or breach or result in a default under any agreement or instrument under which Fourth, BANK IV Kansas, or BANK IV Oklahoma is obligated of which we have Actual Knowledge, or (2) violate any statutory law or regulation to which any of them is subject.


               4.   Capitalization.  Fourth is authorized to issue
          (i) 50,000,000 shares of common stock, par value $5 per share, of which 26,352,215 shares were issued and outstanding on December 31, 1993, (ii) 250,000 shares of Class A Cumulative Convertible Preferred Stock, par value $100 per share, all of which are issued and outstanding, and (iii) 5,000,000 shares of Class B Preferred Stock, no par value, none of which is issued and outstanding. The shares of Fourth Stock to be issued in the Mergers, when issued in accordance with the Agreement, will be duly and validly issued, fully paid, and nonassessable, and will not be issued in violation of any preemptive rights or any Laws applicable thereto.


               5. Government Authorizations. To our Actual Knowledge, Fourth, BANK IV Kansas, and BANK IV Oklahoma have all material permits, charters, licenses, orders, and approvals of every federal, state, local, or foreign governmental or regulatory body required in order to permit them to carry on their respective businesses substantially as presently conducted.


               6.   Governmental Approvals.  The execution,
          delivery, and performance of the Agreement and the Merger Agreements by Fourth, BANK IV Kansas, and BANK IV Oklahoma do not require any approval, authorization, consent, exemptions, notices of intent not to disapprove, or other action of any regulatory body, administrative agency, or any other governmental body or any filing with any governmental body to which Fourth, BANK IV Kansas, or BANK IV Oklahoma are subject, other than approvals of or filings with (a) the Board; (b) the Comptroller; (c) the SEC and the securities commissioner or similar officers of the several states; and (d) the Kansas and Oklahoma secretaries of state. All such requisite approvals, authorizations, consents, exemptions, and notices have been taken by the appropriate governmental body listed in the foregoing clauses (a), (b), and (c).


               7. Fourth Merger. Upon the filing of the Fourth Merger Agreement with the Secretary of the State of Kansas and Secretary of State of the State of Oklahoma and the payment of all required taxes and fees, the Fourth Merger shall be effected in compliance with all applicable laws of the State of Kansas.


          While we have not verified, do not pass upon, and do not assume responsibility for, the accuracy, completeness, or fairness of the factual statements contained in the Registration Statement or the Proxy Statement, to the extent we participated in the preparation and filing of the Proxy Statement and the Registration Statement with the SEC and, in the course of such preparation, in conferences with certain officers and employees of the Corporations, Fourth, BANK IV Kansas, and BANK IV Oklahoma with respect thereto, our examination of the Proxy Statement and Registration Statement and discussions in the above-described conferences did not disclose to us any information which gave us reason to believe that the Proxy Statement, at the time it was first mailed to stockholders of First Dodge, FNB, and First National and at the time of the special stockholders' meetings at which the Mergers were approved by the stockholders of First Dodge, FNB, and First National, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except as to financial statements and other financial and statistical information relating to the Corporations, Fourth, BANK IV Kansas, or BANK IV Oklahoma contained therein and as to all material relating to or furnished by the Corporations and the Stockholders for use in the Proxy Statement, as to all of which we do not express any opinion).


          We hereby confirm to you that there are no actions or proceedings against Fourth or any Subsidiary of Fourth, pending or overtly threatened in writing, before any court, governmental agency, or arbitrator (i) which seek to affect the enforceability of the Agreement or (ii) which seek damages in excess of $10,000,000 other than Kansas Public Employees Retirement System v. Peters, Gamm, West & Vincent, et al., Case No. 92 CV 433 in the Third Judicial District Court, Shawnee County, Kansas.


          The phrase "Primary Lawyer Group", as used in the Accord, is hereby modified and for the purposes of applying the Accord to this Opinion Letter the Primary Lawyer Group means only the lawyers in this firm who have given substantive legal attention to representation of Fourth, BANK IV Kansas, and BANK IV Oklahoma in connection with the Transaction.


          This Opinion Letter may be relied upon by you only in connection with the Transaction and may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized by the Accord, without in each instance our prior written consent.


                                Very truly yours,



                                FOULSTON & SIEFKIN








                            EXHIBIT "G"







                      AFFILIATE'S AGREEMENT
                      ---------------------





    THIS AGREEMENT, made and entered into as of the ______ day of ____________, 1994, by and between __________________________
(hereinafter referred to as "Affiliate"), and FOURTH FINANCIAL CORPORATION, a Kansas corporation (hereinafter referred to as "Fourth").


    W I T N E S S E T H:  That;
    - - - - - - - - - -

    WHEREAS, Fourth, First Dodge City Bancshares, Inc. ("First Dodge"), First National Bancshares of Dodge City, Inc. ("FNB"), and Metro Bancshares, Inc. ("MBI") are parties to an Agreement and Plan of Reorganization, dated as of February 2, 1994 (the "Agreement"), which provides for, subject to various terms and conditions, the merger of First Dodge, FNB, and MBI into Fourth (the "Fourth Merger"), the merger of First National Bank and Trust Company in Dodge City ("First National") into BANK IV Kansas, National Association (the "BANK IV Kansas Merger"), and the merger of Metro Bank of Broken Arrow into BANK IV Oklahoma, National Association (the "BANK IV Oklahoma Merger") (the Fourth Merger, the BANK IV Kansas Merger, and the BANK IV Oklahoma Merger being collectively referred to herein as the "Mergers"); and


    WHEREAS, Section 5.1.j of the Agreement provides that a condition to Fourth's obligation to effect the Mergers is the execution and delivery by each "affiliate" of First Dodge, MBI, and First National, as such term is defined in the Agreement (an "Affiliate"), of an agreement concerning the shares of common stock, par value $5 per share, of Fourth ("Fourth Stock") to be received by such Affiliate in the Mergers; and


    WHEREAS, the parties desire to effect the Mergers and it is in the best interests of the undersigned that the Mergers be effected;


    NOW, THEREFORE, in consideration of the premises and the issuance of Fourth Stock to the undersigned in the Mergers, and in order to induce First Dodge, MBI, and First National and Fourth to effect the Mergers, the undersigned hereby agree as follows:


    1.    Securities Act Restriction on Transfer and Sale.
Affiliate hereby agrees not to sell, pledge, offer to sell, transfer, assign, or otherwise dispose of any of the shares of Fourth Stock issued to Affiliate in the Mergers in violation of the Securities Act of 1933, as amended.


    2. Pooling of Interests Restriction on Transfer and Sale. Affiliate hereby agrees not to sell, pledge, offer to sell, transfer, assign, or otherwise dispose of any shares of Fourth Stock to be received by Affiliate in the Mergers or in any other way reduce Affiliate's risk relative to such shares (within the meaning of Accounting Series Release No. 130) until such time as financial results covering at least 30 days following the Mergers have been published.


    3. Restrictive Legend. Affiliate hereby acknowledges and agrees that all certificates evidencing Fourth Stock to be issued to Affiliate pursuant to the Mergers shall be subject to stop transfer orders and shall bear a restrictive legend substantially in the following form:

    The shares of common stock represented by this certificate have been issued or transferred to the registered holder as the result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. Such shares may not be sold, pledged, transferred, or assigned, and the issuer shall not be required to give effect to any attempted sale, pledge, transfer, or assignment, except (i) pursuant to a then current effective registration under the Act, (ii) in a transaction permitted by Rule 145 as to which the issuer has, in the reasonable opinion of its counsel, received reasonably satisfactory evidence of compliance under Rule 145, or (iii) in a transaction which, in the opinion of counsel satisfactory to the issuer or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission, is not required to be registered under the Act.

    Transfer of the shares represented by this certificate is further restricted by an Affiliate's Agreement dated as of ____________________, 1994, between the issuer and the registered holder to which reference is hereby made.


    4. Miscellaneous. This Affiliate's Agreement constitutes the entire agreement and understanding of the parties relating to the subject matter hereof and may not be amended or modified except by written instrument duly executed by the parties hereto. This Affiliate's Agreement shall be governed by the laws of the State of Kansas and shall be construed in accordance therewith. This Affiliate's Agreement shall inure to the benefit of, and shall be binding upon, the heirs, legatees, devisees, successors, trustees, and assigns of the parties hereto.


    IN WITNESS WHEREOF, the parties hereto have executed this Affiliate's Agreement as of the date first above written.



                    FOURTH FINANCIAL CORPORATION



                    By________________________________
                      /s/Darrell G. Knudson, Chairman of
                      the Board


                               "Fourth"



                    _________________________________


                               "Affiliate"